<EX-2>

                    ASSET PURCHASE AGREEMENT

      THIS AGREEMENT is made as of September 30, 1997, between LAKESHORE HOTELS, LTD., a Louisiana limited partnership in commendam ("Seller"), and PLAYERS INTERNATIONAL, INC., a Nevada corporation, its designees or assignees ("Purchaser").

                        R E C I T A L S

      A. Seller owns and operates or causes to be operated on its behalf a hotel and related facilities and amenities in Lake Charles, Calcasieu Parish, Louisiana commonly known as the "Holiday Inn Lake Charles" (the "Hotel"). The business of Seller as described in the preceding sentence is referred to herein as the "Business."

     B. Seller desires to sell to Purchaser substantially all of Seller's assets, and Purchaser desires to purchase said assets, all on the terms and subject to the conditions contained in this Agreement.

                      A G R E E M E N T S

      Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

                           ARTICLE I

                  Purchase and Sale of Assets

      1.1 Agreement to Purchase and Sell. On the terms and subject to the conditions contained in this Agreement, Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser, all of the assets, properties, rights and business as a going concern, of whatever kind or nature and wherever situated and located and whether reflected on Seller's books and records or previously written-off or otherwise not shown on Seller's books and records, of Seller (other than the items set forth in
Section 1.3 (the "Excluded Assets")). All of said assets, properties, rights and business (other than the Excluded Assets) are collectively referred to in this Agreement as the "Purchased Assets."

      1.2 Enumeration of Purchased Assets. The Purchased Assets include, without limitation, the following items:

           (a) all inventory, including, without limitation, raw materials, work in process, finished goods, service parts and supplies, as well as food and beverage stocks, gift shop inventory and other merchandise held for sale or use in the operation of the Business (collectively, the "Inventory");

           (b) all furniture, furnishings, fixtures, systems, equipment (including office equipment), machinery, appliances, parts, computer hardware, tools, signs, motor vehicles, utensils, tableware, china, glassware, silverware, linens, uniforms, works of art, disposables, materials, supplies and all other tangible personal property (other than the Inventory), together with any and all warranties thereon (collectively, the "Equipment");

           (c) that certain real property described in Schedule 1.2(c) hereof and all appurtenances, easements and other rights with respect thereto and buildings and other
     improvements   thereon  or  relating  thereto   (the   "Real
     Estate");

           (d) all leasehold interests in personal property leased to Seller, to the extent (and only to the extent) the subject lease has been reviewed and accepted in writing by Purchaser, in its sole discretion, prior to Closing (as herein defined) (the "Leased Personalty");

           (e) all claims and rights (and benefits arising therefrom) with or against all persons whomsoever, including, without limitation, all rights against manufacturers, distributors and/or suppliers under warranties covering any of the Purchased Assets and all licenses, permits and approvals relating to the Business and/or any of the Purchased Assets (the "Permits") and Environmental Permits (as herein defined), to the extent they are legally transferable by Seller;

           (f) all intellectual property rights, including, without limitation, patents and applications therefor, know-how, unpatented inventions, trade secrets, secret formulas, business and marketing plans, copyrights and applications therefor, trademarks and applications therefor, service marks and applications therefor, trade names and applications therefor, trade dress, and names and slogans used by Seller (including, without limitation, the names "Holiday Inn Lake Charles," "Charley's," "Bayou Cafe,"
     "Levee Bar" and "Riverboat Magic"), and all goodwill associated with such intellectual property rights;

           (g) all contracts, leases and concession agreements, license agreements, distribution agreements, maintenance or other service agreements, supply agreements, computer software agreements and technical service agreements, to the extent (and only to the extent) copies of the same have been reviewed and accepted in writing by Purchaser, in its sole discretion, prior to Closing;

            (h)    all  customer  lists,  customer  records   and
     information;

           (i) all Seller's right, title and interest in and to any intangible personal property owned by Seller and used in the ownership or operation of the Business or any of the assets and properties described in this Section 1.2, except for those items specifically excepted or excluded therefrom;

          (j) all computer software, including all documentation and source codes with respect to such software, and licenses and leases of software to the extent (and only to the extent) such software license agreements and/or leases have been reviewed and accepted in writing by Purchaser, in its sole discretion, prior to Closing;

           (k) all sales and promotional materials, catalogues and advertising literature;

          (l)  all telephone numbers of Seller;

           (m) all books and records, in whatever medium Seller uses, including, without limitation, blueprints, surveys, drawings and other technical papers, and other records, ledgers, and books of original entry, and all insurance records and OSHA and EPA files, relating to the Business or any of the assets described herein;

           (n) All conference, convention and banquet room advance reservations, bookings, contracts and deposits, and guest room reservations and deposits (the foregoing adjusted as provided in Section 3.7(f) hereof);

           (o) All leases, concessions and other agreements with tenants or operators for occupancy of any portion of the Real Estate, to the extent (and only to the extent) that such leases or agreements have been reviewed and accepted in writing by Purchaser, in its sole discretion, prior to Closing; and

           (p) All other properties and assets of Seller used or usable in the operation of the Business, except for those Excluded Assets described in Section 1.3 hereof.

Purchaser's election to accept any of the leases, contracts, licenses, agreements or other items described in subsections (d),
(g),  (j)  or  (o)  hereof shall be made, if at all,  by  written notice  to  Seller  before the end of the Inspection  Period  (as herein defined); provided that Purchaser must have received a copy or (if copies are not available) detailed written description thereof at least thirty (30) days prior to such date. Purchaser shall not assume nor be deemed to have assumed any liability  or  obligation  with respect  to  any  such  item  not affirmatively accepted as provided above. If any of the Purchased Assets are subject to an agreement, lease or contract not disclosed to Purchaser either by delivery of a copy or detailed description, as listed in Section 4.3(k) of the Disclosure Schedule attached hereto, then Purchaser shall take such Purchased Asset(s) free and clear of the subject agreement(s), and Seller hereby indemnifies and agrees to hold Purchaser harmless from loss, cost, claim or expense under, as a result of, or in connection with the existence of, such undisclosed lease(s), contract(s) or agreement(s). The foregoing indemnity is in addition to and not in lieu of Seller's indemnity obligation under Section 8.2 hereof, but shall nonetheless be governed by the provisions of Sections 8.1, 8.4, 8.5 and 8.6 hereof.

     1.3 Excluded Assets. Notwithstanding Sections 1.1 and 1.2, the Purchased Assets shall not include the following assets of Seller (the "Excluded Assets"):

           (a) all cash on hand and in banks, cash equivalents, and investments;

           (b) claims (and benefits to the extent they arise therefrom) and rights against third parties to the extent such claims and litigation are not in any way related to the Purchased Assets or the Assumed Liabilities (as herein defined), and claims (and benefits to the extent they arise therefrom) that relate to Excluded Liabilities (as herein defined);

           (c) Seller's organizational documents, income tax returns, checkbooks and canceled checks;

            (d)    all   leases,  contracts,  agreements   and/or
     obligations not accepted by Purchaser as contemplated under Sections 1.2(d), (g), (j) and (o) hereof;

           (e) all guest ledger receivables, trade accounts receivable, notes receivable, negotiable instruments and chattel paper (collectively, the "Accounts Receivable");

           (f) all insurance policies of Seller, and any rights to premium refunds due with respect to such policies, in each case unless otherwise specifically agreed in writing by Seller and Purchaser; and

          (g)  the assets, if any, described on Schedule 1.3(g).

     1.4  Quality of Title.

           (a) Good and marketable title to all of the Purchased Assets shall be sold to Purchaser free and clear of any liens, encumbrances or security interests for money owed, and free and clear of any other title claims, encumbrances, rights, restrictions, contract rights or interests whatsoever, except for those title matters specified in Schedule 1.4(a), attached hereto and by this reference made a part hereof ("Permitted Exceptions").

           (b) With respect to the Real Estate, title shall be good and marketable and insurable at regular rates with no exceptions other than Permitted Exceptions by Purchaser's title insuror, on the current ALTA Owner's Title Policy. Title to all personal property comprising the Purchased Assets shall be free and clear of liens, restrictions and encumbrances other than Permitted Exceptions.

           (c) Seller shall take all reasonable steps to convey to Purchaser at Closing the quality of title required hereunder, including without limitation, use of the net proceeds of Closing to satisfy outstanding liens, interests or encumbrances, or to secure the termination of other title defects. Provided such title defects are so satisfied and discharged at Closing, the existence thereof immediately before Closing shall not constitute a title defect sufficient to entitle Purchaser to avoid Closing. Purchaser shall provide a copy of its title survey to Seller promptly after receipt thereof. If Seller reasonably believes that Purchaser's title survey is inaccurate, it may, by written notice to Seller within seven (7) days after receipt of such title survey from Purchaser, require Purchaser's surveyor to verify Purchaser's title survey.

           (d) If on the date of Closing the Real Estate or any portion shall have been affected by a municipal or other assessment or assessments, which have been assessed prior to the date of Closing, or of which the first installment is then a charge or lien, or has been paid, then for all purposes of this Agreement all unpaid installments of any such assessment, including those payable after Closing, shall be deemed to be due and payable and shall constitute liens upon the Real Estate as of Closing, and Seller shall pay, or provide for payment of, all such assessments and installments thereof, whether due and payable prior to or after the date of Closing. Seller shall, if necessary, employ the proceeds of Closing to satisfy any such assessment(s).

           (e) Title to the Purchased Assets shall be conveyed from Seller to Purchaser at Closing by general warranty deed for the Real Estate, general warranty bill of sale for any Purchased Assets which are tangible personal property and by general warranty assignment for any Purchased Assets which are intangibles, in each case in proper form for recording, if appropriate, and duly executed and acknowledged by Seller. If Purchaser causes a survey to be made, the description in such deed shall be based upon the survey. Actual possession of the Purchased Assets shall be delivered to Purchaser on the date of Closing, subject only to the rights of occupancy of transient guests holding advance reservations and tenants pursuant to written leases disclosed to and approved by Purchaser as provided herein.

           (f) Without limiting the generality or effect of the other provisions of this Section 1.4, Seller agrees specifically to obtain and deliver to Purchaser prior to Closing a valid release and termination of all rights of Jackpot Novelty, Inc. under all agreements between that entity and Seller or its Affiliate(s), including without limitation, that certain Coin Operated Machine and Space Lease dated January 22, 1992.

      1.5  Right to Market.  Purchaser acknowledges that, between the date hereof and the end of the Inspection Period (as hereinafter defined), Hodges Ward Elliott, Inc. ("Seller's Agent") will continue for Seller's benefit to market the Business and the Purchased Assets for sale to third parties. Unless Purchaser elects to terminate this Agreement during the Inspection Period (as hereinafter defined) as provided in Section
5.5 hereof, such right to market the Business and/or any of the Purchased Assets shall automatically terminate upon the expiration of the Inspection Period and be of no force or effect. Purchaser may, as a result of such marketing efforts, receive offers to purchase the Purchased Assets. However, notwithstanding the marketing right described in this Section 1.5, Seller shall have no right whatsoever, whether directly or through its agents or Affiliates (as herein defined), to negotiate such offers, or to enter into any agreement, contract, letter of intent or other arrangement for the sale of Seller's Business and/or any of the Purchased Assets, unless and until Purchaser terminates this Agreement or this Agreement is terminated as a result of Purchaser's default hereunder.

      1.6 Affiliate Lease; Related Party Contracts. Seller currently leases certain of the Equipment and other assets from Ted W. Price, Jr., Ted W. Price, Sr., Robert W. Price, Sr. and Robert W. Price, Jr. , individuals who are also the sole general partners of the Seller (the "Individuals"), pursuant to a certain Furniture, Fixtures and Equipment Lease dated as of October 1, 1990 (the "Affiliate Lease"). At or prior to Closing hereunder, Seller and the Individuals shall cause the Affiliate Lease to be terminated, and all of the Equipment and other assets now subject to the Affiliate Lease to be conveyed to Seller, such that Seller can deliver to Purchaser good and marketable title thereto at Closing, as contemplated under this Agreement. The Individuals covenant, represent and warrant to Purchaser that the terms of such termination and conveyance shall not prohibit or impair Seller's ability to perform its obligations hereunder. The Individuals will cause any other contracts, leases or other agreements between Seller and its Affiliates to be terminated at or prior to Closing, such that Purchaser shall have no liability or obligation thereunder. The Individuals have joined in the execution of this Agreement to evidence their agreements hereunder.


                           ARTICLE II

                    Assumption of Liabilities

     2.1 Agreement to Assume. At the Closing, Purchaser shall assume and agree to discharge and perform when due, and indemnify and defend Seller against loss or liability for, those liabilities of Seller (and only those liabilities of Seller) that are enumerated in Section 2.2 (the "Assumed Liabilities"). All claims against and liabilities and obligations of Seller not specifically assumed by Purchaser pursuant to Section 2.2, including, without limitation, the liabilities enumerated in
Section 2.3, are collectively referred to herein as "Excluded Liabilities." Seller shall promptly pay and discharge when due, and indemnify and defend Purchaser against, all of the Excluded Liabilities.

      2.2     Description  of Assumed Liabilities.   The  Assumed
Liabilities  shall  consist  of  the  following,  and  only   the
following, liabilities of Seller:

             (a) liabilities of Seller under any written purchase order; sales order; lease; service, supply or other agreement or commitment of any kind by which Seller is bound on the Closing Date (as herein defined), which was made prior to Closing in the ordinary course of business and which Purchaser has reviewed and accepted in accordance with the provisions of Sections 1.2(d), (g), (j) and (o) hereof, in each case only to the extent such liabilities accrue and relate to performance after the Closing Date;

             (b) liabilities of Seller under any Permits or Environmental Permits with respect to the Business or any of the Purchased Assets, which were issued to Seller in the ordinary course of business prior to the Closing Date and which are assigned or transferred to Purchaser pursuant to the provisions hereof, to the extent such liabilities relate to performance after the Closing Date; and

            (c) liabilities and obligations of Seller under or with respect to any marketing and groups sales arrangements, and guest rooms, banquet, conference or convention reservations, bookings, contracts or similar commitments incurred or made in the ordinary course of Seller's business and existing as of the Closing Date, to the extent the same relate to performance or guests' presence at the Hotel after the Closing Date.

      2.3 Excluded Liabilities. Without implication that Purchaser is assuming any liability not expressly excluded by this Section 2.3 and without implication that any of the following would constitute Assumed Liabilities but for the provisions of this Section 2.3, the following claims against and liabilities of Seller are excluded and shall not be assumed or discharged by Purchaser:

             (a)      trade or other accounts payable as  of  the
     Closing   Date,  of  any  type  or  nature  (the   "Accounts
     Payable");

             (b) any liabilities for legal, accounting, audit and investment banking fees, brokerage commissions, and any other expenses incurred by Seller in connection with the negotiation and preparation of this Agreement and the sale of the Purchased Assets to Purchaser;

             (c) any liabilities of Seller for Federal, state or local taxes;

             (d) any liability for or related to indebtedness of Seller to banks, financial institutions, securities-holders or other persons or entities (or their agents, trustees, or representatives) with respect to borrowed money;

             (e) any liabilities of Seller to the extent that their existence or magnitude constitutes or results in a breach of a representation, warranty or covenant made by Seller to Purchaser herein, or makes the information contained in any Schedule attached hereto, materially incorrect;

            (f) any liabilities of Seller under those leases, contracts, insurance policies, sales orders, purchase orders, service or supply agreements, commitments or other obligations, which are not accepted by and assigned to Purchaser in accordance with the provisions of Sections 1.2(d), (g), (j) and (o) of this Agreement;

             (g) any liabilities of Seller under collective bargaining agreements pertaining to employees of Seller; any liabilities of Seller to pay severance benefits to employees of Seller whose employment is terminated prior to the Closing Date or in connection with the sale of the Purchased Assets pursuant to the provisions hereof; or any liability under ERISA (as herein defined) or any Federal or state civil rights or similar law, resulting from the termination of employment of employees;

              (h) liabilities for returns, refunds or allowances arising out of or with respect to customer complaints or disputes which accrued (i.e., were based on goods or services provided) prior to the Closing Date, whether required by a governmental body or otherwise;

             (i) any claims against or liabilities of Seller for injury to or death of persons or damage to or destruction of property (including, without limitation, any worker's compensation claim) regardless of when said claim or liability is asserted, including, without limitation, any claim or liability for consequential or punitive damages in connection with the foregoing;

            (j) any liabilities under or for contributions to any employee benefit plans, including multi-employer pension plans (each as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or under any other employee welfare or benefit plans to which Seller contributes on behalf of any employees, or with respect to any health, medical, dental, or disability benefits for any of Seller's employees;

             (k) any liabilities (whether asserted before or after Closing) for or arising in connection with any misfeasance or malfeasance of Seller or its agents in the conduct of the Business, or any breach of a representation, warranty, or covenant, or for any claim for indemnification, contained in any Permit or contract, agreement, lease or commitment referred to in Section 2.2 hereof to the extent that such liability, breach or claim arose out of or by virtue of Seller's performance or nonperformance thereunder on or prior to the Closing Date, it being understood that, as between Seller and Purchaser, this paragraph (k) shall apply notwithstanding any provisions which may be contained in any form of consent to the assignment of any such contract or document, or any novation agreement, which, by its terms, imposes such liabilities upon Purchaser and which assignment or novation agreement is accepted by Purchaser notwithstanding the presence of such a provision, and that Seller's failure to discharge any such liability shall entitle Purchaser to indemnification in accordance with the provisions of Article VIII hereof;

              (l)      any  liabilities  of  Seller  incurred  in
     connection  with  the  transfer  of  the  Purchased   Assets
     hereunder, including without limitation, and Federal, state or local income, transfer or other tax;

              (m)        any  liabilities  under  any  employment
     contracts with any of Seller's employees, or for salaries, wages, bonuses, vacation pay, incentive compensation, severance pay or other compensation which are otherwise owed to employees of Seller, accrued prior to the Closing Date;

              (n) any liabilities arising out of or in connection with any violation by Seller of a statute or governmental rule, regulation or directive;

             (o) any liability of Seller under or in connection with any litigation to which Seller is or may hereafter become a party;

              (p)       any   liabilities  to  any  of   Seller's
     Affiliates, including without limitation, any management agreement(s) with respect to the Business or any portion thereof; and

              (q)       without   limitation  by   the   specific
     enumeration of the foregoing, any liabilities not expressly assumed by Purchaser pursuant to the provisions of Section
     2.2.

      2.4 No Expansion of Third Party Rights. The assumption by Purchaser of the Assumed Liabilities shall not expand the rights or remedies of any third party against Purchaser or Seller as compared to the rights and remedies which such third party would have had against Seller had Purchaser not assumed the Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by Purchaser of the Assumed Liabilities shall not create any third party beneficiary rights. Purchaser does not assume any liability which may arise or be created in favor of any third party, by virtue of Seller's execution, delivery and/or performance of this Agreement.

     2.5 No Liability Before Closing. Although certain of the Assumed Liabilities may have been created prior to Closing, Purchaser is not assuming any liability whatsoever that accrued or relates to periods prior to Closing hereunder. Specifically (but without limiting the foregoing), with respect to contracts, leases, agreements or other obligations accepted by and assigned to Purchaser under Sections 1.2(d), (g), (j) and (o) hereof, Purchaser shall assume only such liability thereunder as accrues or relates to periods after Closing hereunder. All liabilities accrued or relating to periods prior to Closing hereunder shall constitute Excluded Liabilities. Where needed, appropriate adjustments and apportionments shall be made under Section 3.7 hereof to effectuate the foregoing.


                           ARTICLE III

          Purchase Price, Manner of Payment and Closing

     3.1  Purchase Price.

           (a) The purchase price to be paid by Purchaser to Seller for the Purchased Assets (the "Purchase Price") shall be $18,500,000, plus or minus prorations and adjustments as provided herein. Purchaser shall also be liable for the Assumed Liabilities, and for certain "Holiday Inn Costs," as hereinafter defined.

           (b) At 11:00 p.m. on the day before the Closing (whether or not a business day), Purchaser and Seller shall jointly conduct a physical inventory count of Seller's Consumables On-Hand (as herein defined). The Consumables On-Hand so counted shall be valued, on an item-by-item basis, at the lower of the actual cost thereof (using the average cost method) or market value thereof, as of the date of such count. The aggregate total value so computed shall be referred to herein as the "Inventory Value". "Consumables On-Hand" shall mean Seller's entire inventory of unopened food and beverage stocks, and other items which are perishable, are consumed or are customarily disposed of after single use; provided, however, that opened perishables, obsolete inventories, and inventories which are unsalable or unusable in the ordinary course of business shall be valued at net realizable value. At Closing, Purchaser shall pay to Seller, in addition to the Purchase Price, an amount equal to the Inventory Value.

       3.2 Time and Place of Closing. The transaction contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m. at the offices of Stockwell, Sievert, Shaddock & Viccellio, One Lakeside Plaza, 4th Floor, Lake
Charles, Louisiana 70601 on December 2, 1997 or on such other date, or at such other time or place, as shall be mutually agreed upon by Seller and Purchaser. Notwithstanding the foregoing, if either party is unable, despite such party's good faith efforts, to complete Closing by such date and time, then such party may extend the date for Closing to December 17, 1997, upon written notice to the other party hereunder, on or prior to the original date for Closing. The foregoing extension right is available only with respect to the originally scheduled Closing, and any further extension of the date for Closing may only be made upon the mutual agreement of the parties. The date (or extended date, if applicable) on which the Closing occurs in accordance with the preceding sentences, is referred to in this Agreement as the "Closing Date." The Closing shall be deemed to be effective as of 12:01 a.m. on the Closing Date at Lake Charles, Louisiana.

     3.3  Manner of Payment of the Purchase Price.

          (a) At the Closing, Purchaser shall assume the Assumed Liabilities and shall pay the Purchase Price and the Inventory Value to Seller, by wire transfer to such account as Seller shall designate by written notice delivered to Purchaser not later than three (3) business days prior to the Closing Date.

          (b) Purchaser has previously deposited with Stockwell, Sievert, Shaddock & Viccellio, LLP, as Agent for Chicago Title Insurance Company (the "Escrow Holder"), to be held in an interest-bearing account: (i) the sum of $500,000 (the "Primary Deposit"); and (ii) the sum of $50,000 (the "Additional Deposit;" the Primary Deposit and the Additional Deposit are sometimes referred to collectively hereinafter as the "Deposit Monies"). The Deposit Monies shall be held in escrow pending Closing hereunder. The Primary Deposit shall be refunded to Purchaser, with interest thereon, at Purchaser's request at any time during the Inspection Period (as hereinafter defined) in connection with Purchaser's termination of this Agreement under Section 5.5 hereof, upon notice by Purchaser to the Escrow Holder given in Purchaser's sole and absolute discretion. After expiration of the Inspection Period, the Primary Deposit shall only be refunded to Purchaser on default by Seller hereunder or failure of any of the conditions to Purchaser's obligations under Section 6.2 hereof by the date specified therefor. The Additional Deposit shall only be refunded to Purchaser
     (x) on default by Seller, or (y) if the condition on Purchaser's obligations regarding Purchaser's ability to obtain financing is not satisfied as provided under Section 6.2(h) hereof, or (z) if the condition regarding Holiday Inn franchise matters under Section 6.2(i) hereof is not
     satisfied.   All  of  the  Deposit  Monies,  plus   interest
     thereon, shall also be returned to Purchaser if this Agreement is terminated because of a casualty under Section 6.3(a) hereof, or a taking under Section 6.4 hereof.

           (c) Subject to refund in the case of Seller's default hereunder or failure of conditions on Purchaser's obligations as provided in subsection (b) hereof, after expiration of the Inspection Period, the Deposit Monies shall become non-refundable and shall serve as Seller's liquidated damages under Section 9.2 hereof, in the event of Purchaser's default.

           (d) At the Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to the amount of the Deposit Monies, plus interest accrued thereon.

           (e) Escrow Holder shall deposit the Deposit Monies in a federally-insured account (subject to the coverage limitations on such federal insurance). Seller and Purchaser agree that Escrow Holder is acting as a stakeholder only for the convenience and at the request of Purchaser and Seller, and Escrow Holder shall be responsible only for the safekeeping and proper disposition of the Deposit Monies in accordance with the terms of this Agreement. In taking any action hereunder, Escrow Holder shall be entitled to rely upon any written notice, paper, or other document from Seller or Purchaser, and Escrow Holder shall not be required to seek or obtain verification of the authenticity or proper authorization of such written notice, paper, or other document. In no event shall Escrow Holder be liable for any act performed or omitted to be performed by it hereunder in the absence of gross negligence or willful misconduct. In the event of a controversy between Seller and Purchaser as to the disposition of the Escrow Monies, Escrow Holder shall be entitled to deliver the
     Escrow Monies to the clerk of a court of competent jurisdiction in an interpleader action, whereupon Escrow Holder shall be relieved of any further duties or obligations regarding the Escrow Monies. Seller and Purchaser agree to indemnify, defend and hold Escrow Holder harmless from and against any loss, cost or expense arising out of or related to the Escrow Monies not resulting from Escrow Holder's gross negligence or willful misconduct. Seller acknowledges and agrees that Escrow Holder is and has been counsel to Purchaser in connection with the preparation of this Agreement and otherwise. Seller and Purchaser hereby agree that to the extent that Escrow Holder's serving as the holder of the Deposit Monies may create a conflict of interest or an appearance of a conflict of interest, any such conflict of interest is hereby waived. Seller also acknowledges and agrees that Escrow Holder serving as escrow holder shall in no manner whatsoever disqualify or be cause for disqualification of Escrow Holder with respect to the current or future representation of Purchaser arising out of or involving any matter or issue relating to the Deposit Monies or this Agreement or otherwise; it being hereby understood and agreed that Purchaser will continue to be represented by Escrow Holder in connection with the foregoing matters.

      3.4 Closing Deliveries. At the Closing, the parties shall execute and deliver such bills of sale, assignments, documents of title, assumption agreements, closing certificates, searches, title insurance policies and other documents as are reasonably required in order to effectuate the consummation of the transaction contemplated hereby. All documents to be delivered by a party shall be in form and substance reasonably satisfactory to the other party.

     3.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets by Purchaser, in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended, and in a manner approved by Seller, which approval shall not be unreasonably withheld. Purchaser shall submit its proposed allocation to Seller on or before November 17, 1997.

     3.6  Franchise Matters.

           (a) The Hotel is operated under a franchise license agreement dated April 14, 1993 (the "Existing Agreement") between Seller and Holiday Inns Franchising, Inc. ("Holiday Inns"). Seller and Purchaser each hereby agrees to use its commercially reasonable good faith efforts to cause a new Holiday Inn franchise license agreement to be awarded to Purchaser for its operation of the Business, on terms acceptable to Purchaser, in its sole discretion (a "New License Agreement"). The parties acknowledge and understand that one of the conditions to obtaining a New License Agreement is an agreement with Holiday Inns for a program of physical improvements to the Real Estate or the other assets used in the Business, as determined by Holiday Inns after its inspection of the Purchased Assets and as designated by Holiday Inns as a "Product Improvement Plan" (hereinafter, "PIP"). Purchaser agrees that it shall be solely responsible for all costs of determining and implementing such PIP as determined by Holiday Inns, and for all other costs associated with the obtaining of a New License Agreement, including up-front fees, inspection costs, franchise fees, costs of termination of the Existing Agreement (and the associated release of Seller from liability thereunder) (collectively, the "Holiday Inn Costs"). Notwithstanding the foregoing, Purchaser's total liability for all Holiday Inn Costs shall not exceed, in the aggregate, the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00). If such aggregate total of the actual or reasonably anticipated Holiday Inn Costs exceeds or is reasonably expected by Purchaser to exceed $1,500,000.00, then Purchaser may, in its sole discretion, elect to terminate this Agreement by written notice to Seller prior to Closing, in which event all Deposit Monies, together with any interest thereon, shall be immediately returned to Purchaser, and thereupon neither party shall have any obligation to the other hereunder.

           (b) Purchaser hereby acknowledges that the Existing Agreement is not, by its terms, assignable to Purchaser. Purchaser acknowledges further that the Existing Agreement provides for a termination fee of approximately $1,800,000.00 in the event the Existing Agreement is terminated without the awarding of a New License Agreement with respect to the Business (the "Termination Fee"). If Purchaser elects to complete Closing hereunder, but does not pursue the New License Agreement, Purchaser shall be solely responsible for the Termination Fee. The parties agree that Purchaser's obligation to pay the Termination Fee if it completes Closing hereunder but elects not to pursue a New License Agreement, shall not be taken into consideration in calculating the total Holiday Inn Costs under subsection (a) hereof, or Purchaser's costs of making Closing hereunder. Purchaser shall not be liable for payment of the Termination Fee if Purchaser does not complete Closing hereunder, unless: (i) Closing does not occur because of Purchaser's default hereunder; (ii) Seller has not defaulted hereunder; and (iii) the Termination Fee becomes payable (notwithstanding that Seller continues to own and operate the Business) because of an act of Purchaser.

           (c) Purchaser shall have the right, in its sole discretion, to contest such Termination Fee, or the amount thereof, so long as Purchaser posts as security for the ultimate payment thereof, to the extent necessary, for the benefit of Seller (and any other parties obligated under the Existing Agreement), cash or a letter of credit reasonably acceptable to Seller in an amount equal to the amount of the Termination Fee. So long as such security is provided, Seller shall cooperate with and not oppose Purchaser in the prosecution of any such contest.

           (d)   Seller will cooperate with Purchaser and  assist
     Purchaser as reasonably requested, in Purchaser's dealings with Holiday Inns as contemplated herein.

      3.7 Adjustments and Prorations. The benefits and burdens of ownership and operation of the Business and the Purchased Assets shall transfer from Seller to Purchaser as of the Closing Date, such that, except as otherwise expressly set forth in this Agreement, Seller shall be liable for all costs and obligations relating to periods prior to Closing, and Purchaser shall only be liable for costs and obligations relating to periods after Closing. To accomplish such transfer, the following matters and items shall be apportioned between the parties hereto or, where appropriate, credited in total to a particular party, as of 12:01 am, CST on the Closing Date (the "Cut-off Time") as provided below:

           (a) Prior Night's Room Revenue; Deposits. Each party shall receive a credit equal to one-half of the amount of transient guest room rentals for the full night which begins on the day immediately preceding the Closing Date. Subject to the terms hereof, Purchaser will honor, for its account, the terms and rates of all pre-closing reservations made in the ordinary course of business and confirmed by Seller for dates on or after the Closing Date. Any pre-Closing down payments or advance payments made to Seller on confirmed guest room, banquet, conference or convention reservations for dates on or after the Closing Date will be credited to Purchaser at the Closing. Any post-Closing down payments made to Seller on confirmed guest room, banquet, conference or convention reservations for dates on or after the Closing Date will be forwarded to Purchaser upon receipt.

           (b) Taxes and Assessments. All real property and other ad valorem taxes, special or general assessments, personal property taxes, hotel room or bed taxes, water and sewer rents, rates and charges, vault charges, canopy permit fees, municipal permit fees and other municipal charges, shall be prorated as of the Cut-off Time. Any special assessments with respect to the Purchased Assets or Business existing at the Cut-off Time shall be paid by Seller and any special assessments thereafter arising shall be paid by Purchaser. All business license, occupation, sales, use, withholding or similar tax, or any other taxes of any kind relating to the Business or Purchased Assets and attributable to the period prior to the Cut-off Time shall be paid by Seller, and all such taxes attributable to the period after the Cut-off Time shall be paid by Purchaser.

           (c) Utility Contracts. Telephone and telex contracts and contracts for the supply of heat, steam, electric power, gas, lighting and any other utility service shall be prorated as of the Cut-off Time, with Seller receiving a credit for each deposit, if any, made by Seller as security under any such public service contracts if the same is transferable and provided such deposit remains on deposit for the benefit of Purchaser. Where possible, cut-off readings will be secured for all utilities on the Closing Date.

           (d) Contracts and Space Leases. Any amounts prepaid or payable under any contracts, agreements, leases of Equipment, other leases and occupancy agreements, and other obligations that Purchaser elects in its sole discretion to accept, all as provided under Sections 1.2 (d), (g), (j) and
     (o) hereof, shall be apportioned between the parties as of the Cut-off Time. All security deposits under such accepted leases or agreements shall be transferred to Purchaser and all obligations with respect to such security deposits shall be assumed by Purchaser.

           (e) License Fees. Fees paid or payable for or under any existing Permits shall be apportioned between the parties as of the Cut-off Time.

           (f) Employees; Employment Contracts. Seller shall be responsible for, and shall pay when due, all compensation of its employees, whether or not hired by Purchaser, through the Cut-off Time. Purchaser shall have no obligation or liability for pre-Closing compensation of, or other employment-related obligations to, Seller's employees. Purchaser assumes no obligations of Seller with respect to any employee benefits, including without limitation accrued vacation time, severance pay, personal time, unemployment and/or disability premiums or payments, and state, parish or federal withholdings, all of which shall be the responsibility of Seller only. Seller shall indemnify, defend and hold Purchaser harmless from the foregoing liabiities and obligations. Except as set forth in Section 10.10, below, Purchaser assumes no obligation to hire or to employ after Closing, any of Seller's employees.

           (g) Other. Such other items as are provided for in this Agreement or as are normally prorated and adjusted in the sale of a hotel, including, without limitation, all deposits and prepaid items which inure to the benefit of the Purchaser.

            (h) Leased Personalty. The Purchase Price was determined on the assumption that all Equipment is owned by Seller, free and clear of liens and other interests, and that no Leased Personalty exists. Therefore, to the extent any of the Purchased Assets are Leased Personalty, and to the extent Purchaser elects to accept the subject lease under Section 1.2(d) hereof, Purchaser shall receive a credit reflecting the present value of the remaining lease payment liability for each such item of Leased Personalty accepted by Purchaser hereunder.

          (i) Cash. All cash on hand and in registers as of the Cut-off Time shall be and remain the property of Seller, and Seller shall receive a credit for same at Closing.

      3.8 Payment. Any net credit due to Seller as a result of the adjustments and prorations under Section 3.7 shall be paid to Seller in cash at the time of Closing. Any net credit due to Purchaser as a result of the adjustments and prorations under
Section 3.7 shall be credited against the Purchase Price at the time of Closing.

      3.9 Receivables and Payables. Purchaser is not purchasing any of the receivables of Seller, nor assuming any of its payables. Seller shall be solely responsible for the collection of all its accounts receivable, and timely payment of all its accounts payable. Therefore no adjustment or proration of same will be made. If Purchaser shall receive any payment made on any such accounts receivable, it shall promptly remit such payment to Seller.

     3.10 Indeterminate Items. Items of revenue or expense which are not susceptible of calculation, allocation and/or proration at the Cut-off Time, shall be calculated, allocated and/or prorated as follows. Within five (5) days following the Closing Date, Seller and Purchaser shall undertake in good faith to mutually agree upon and execute and deliver to each other a statement setting forth the determination of the items to be prorated and accounted for hereunder, and the net amount due, if any, to either Purchaser or Seller, as the case may be, shall be paid within five (5) business days following the receipt of such statement. If, with respect to the Closing, Purchaser and Seller are unable within said five (5) day period to agree upon the appropriate proration of or payment due for an item of revenue or expense or other item pursuant to this paragraph, then Seller and Purchaser shall employ a nationally recognized accounting firm as may be mutually selected by Seller and Purchaser, as independent certified public accountants ("Accountant"), to determine the amount of the proration or payment consistent with the provisions of this Agreement. The Accountant shall make such determination as promptly as possible and in no event later than thirty (30) days following such engagement. The amount of the proration or payment as of the Cut-off Time as determined by the Accountant shall be final and binding upon Seller and Purchaser, each of whom hereby consents to the procedure herein set forth and waives any rights they may have or conflicting provisions of applicable law. Seller and Purchaser shall each pay one-half (1/2) of the Accountant's fees and expenses for making such determination.

      3.11 Withheld Funds. Seller acknowledges and agrees that, at the Closing, there shall be withheld from the proceeds of sale otherwise payable to Seller at the Closing the sum of $85,000.00, as required under the provisions of Section 47:308 of the Louisiana Revised Statutes, and any equivalent parish requirements. To the extent any such funds are withheld at Closing, Purchaser and Seller shall open an escrow account with Escrow Holder, and Purchaser shall deposit such funds into Escrow, to be held by Escrow Holder until such time as Seller furnishes Escrow Holder the receipts or clearance certificates provided for in said statutes (or parish requirements) that the applicable obligations have been paid or discharged or that funds out of the Purchase Price sufficient for such purpose are held by Escrow Holder. If Seller does not produce such receipts, certificates or evidence within 120 days after Closing, or by such earlier date on which any lien or other claim therefor is asserted against Purchaser or the Purchased Assets (or any portion thereof), Escrow Holder may pay such sums to the appropriate authority as may be required to eliminate Purchaser's liability under such statutes, or any encumbrance on any of the Purchased Assets for payment thereof. Seller shall supply such records and tax returns as may be reasonably necessary for Escrow Holder to establish the amount of such required escrows. The foregoing escrow agreement shall be in addition to, and not in lieu of, Seller's indemnification obligations under Section 8.2 of this Agreement.


                           ARTICLE IV

                 Representations and Warranties

       4.1 General Statement. The parties make the representations and warranties to each other which are set forth in this Article IV, each of which shall be correct and complete as of the date hereof and as of the Closing Date. All such representations and warranties and all representations and warranties which are set forth elsewhere in this Agreement and in any financial statement, exhibit or document delivered by a party hereto to the other party pursuant to this Agreement shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any investigation or lack of investigation by any of the parties to this Agreement. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. All representations and warranties of Seller are made subject to the exceptions which are noted in the schedule delivered by Seller to Purchaser concurrently herewith and identified by the parties as the "Disclosure Schedule." All exceptions noted in the Disclosure Schedule shall be numbered to correspond to the applicable paragraph of Section 4.3 to which such exception refers.

       4.2      Purchaser's   Representations   and   Warranties.
Purchaser represents and warrants to Seller that, to the best of Purchaser's knowledge:

             (a) Purchaser is a corporation duly organized, validly existing and in good standing, under the laws of the State of Nevada.

             (b) Purchaser has full corporate power and authority to enter into and perform under (x) this Agreement and (y) all documents and instruments to be executed by Purchaser pursuant to this Agreement (collectively, "Purchaser's Ancillary Documents"). This Agreement has been, and Purchaser's Ancillary Documents will be, duly executed and delivered by duly authorized officers of Purchaser. This Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

             (c) Except for approvals of gaming authorities having jurisdiction, and approval by Purchaser's Board of Directors, primary bank lenders and holders of Purchaser's debt securities (or the trustee for such holders), or as otherwise contemplated under Section 6.2 hereof, no consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by
     Purchaser of this Agreement and Purchaser's Ancillary Agreements, and the consummation by Purchaser of the transactions contemplated by this Agreement and Purchaser's Ancillary Agreements.

             (d) Subject to the filings and/or consents noted in subsection (c), above, neither the execution and delivery of this Agreement and Purchaser's Ancillary Documents by Purchaser, nor the consummation by Purchaser of the transactions herein contemplated, will conflict with or result in a breach of any of the terms, conditions or provisions of Purchaser's Articles of Incorporation or By-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award.

             (e) Subject to the filings and/or consents noted in subsection (c), above, Purchaser is not a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Purchaser according to the terms of this Agreement will be a default, or whereby timely performance by Purchaser according to the terms of this Agreement may be prohibited, prevented or delayed.

             (f) Neither Purchaser, nor any of its Affiliates has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other. As used herein, an "Affiliate" is any person or entity which controls a party to this Agreement, which that party controls, or which is under common control with that party. In the case of Seller, an Affiliate shall include Ted W. Price, Sr., Ted W. Price, Jr., Robert W. Price, Sr., Robert W. Price, Jr., and any of their wives or children, and Hotel Management and Development, Inc.. "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

            (g) Except as contemplated under Section 6.2 hereof, there is no law, rule, regulation or ordinance of any governmental body or agency prohibiting Purchaser's execution, delivery and performance of the transactions contemplated by this Agreement.

             (h)      Subject  to the conditions described  under
     Section 6.2 hereof (including without limitation, the financing contingency in Section 6.2(h) and the contingency for consent of existing lenders and any trustee for the holders of debt securities under Section 6.2(g)), as to which Purchaser makes no representation or warranty, Purchaser is financially capable of acquiring the Purchased Assets pursuant to the provisions of this Agreement.

      4.3     Seller's  Representations and  Warranties.   Seller
represents and warrants to Purchaser that, to the best of Seller's knowledge and except as set forth in the Disclosure
Schedule:

            (a) Seller is a limited partnership in commendam, duly organized, validly existing and in good standing, under the laws of the State of Louisiana. Seller has all necessary power and authority to conduct the Business as the Business is now being conducted.

             (b) Except as set forth in the Disclosure Schedule, Seller holds good and marketable title to the Purchased Assets, free and clear of all mortgages, options, liens, charges, easements, agreements, claims, rights, restrictions or other encumbrances of any kind or nature other than the Permitted Exceptions, and all items of Equipment, Inventory and other personal property have been fully paid for, to the extent that normal business practice permits, except those items identified on the Disclosure Schedule which are subject to installment payments or leases and with respect to which there are no installments due which are delinquent.

              (c) Seller has full partnership power and authority to enter into and perform under (x) this Agreement and (y) all documents and instruments to be executed by Seller pursuant to this Agreement (collectively, "Seller's Ancillary Documents"). This Agreement has been, and Seller's Ancillary Documents will be, duly authorized by all necessary partnership action(s), and duly executed and delivered by general partners of Seller so authorized. This Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies). Except as contemplated under Section 6.1 hereof, there is no law, rule, regulation or ordinance of any governmental body or agency prohibiting Seller's execution, delivery and performance of the transactions contemplated by this
     Agreement. The sale transaction contemplated by this Agreement is being made in connection with the winding-up of Seller as contemplated under Section 13.02(f) of Seller's Articles of Partnership In Commendam dated as of May 1, 1980.

             (d) No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for Seller's execution and delivery of this Agreement and Seller's Ancillary Documents and the consummation by Seller of the transactions contemplated by this Agreement and Seller's Ancillary Documents.

             (e) Neither the execution and delivery of this Agreement and Seller's Ancillary Documents by Seller, nor the consummation by Seller of the transactions herein contemplated, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller's Articles of Partnership In Commendam or other organizational documents, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or any governmental authority or of any arbitration award.

            (f) Seller's books, accounts and records are, and have been, maintained in Seller's usual, regular and ordinary manner, in accordance with prudent business practices and generally accepted accounting practices, and all material transactions to which Seller is or has been a party are properly reflected therein.

             (g)      Complete and accurate copies of the audited
     balance sheets, statements of income and retained earnings, statements of cash flows, and notes to financial statements (together with any supplementary information thereto) of Seller, all as of and for the years ended December 31, 1993, 1994, 1995, and 1996, respectively, as audited by Seller's certified public accountants are contained in the Disclosure Schedule. All such financial statements are referred to herein collectively as the "Financial Statements." The Financial Statements present accurately and completely the financial position of Seller as of the respective dates thereof, and the results of operations and cash flows of
     Seller for the respective periods covered by said statements, in accordance with GAAP, consistently applied. The Disclosure Schedule contains complete and correct copies of all attorneys' responses to audit inquiry letters and all management letters from the Accountants with respect to Seller's last four (4) fiscal years.

            (h) Complete and accurate copies of the unaudited balance sheet, statement of income and retained earnings and statement of cash flows of Seller as of and for the seven
     (7)-month period ended July 31, 1997, are contained in the Disclosure Schedule. Such financial statements are herein referred to as the "Interim Financial Statements." The
     Interim Financial Statements present accurately and completely the financial position of Seller as of the date thereof, and the results of operations of Seller for the period covered by said statements, in accordance with GAAP, consistently applied.

             (i) (i) The Disclosure Schedule lists all existing Permits and such list is complete and correct in all material respects; (ii) such Permits constitute all of the Permits currently necessary for the ownership and operation of the Business, including but not limited to, the food and beverage licenses required to sell and serve food and liquor; (iii) no default has occurred in the due observance or performance of any requirements or condition of any Permit which has not been heretofore corrected; and (iv) no occupant under a lease or concession agreement has received any notice from any source to the effect that there is lacking any Permit needed in connection with the operation of the Business or any restaurant, bar, gift shop or other operation connected therewith.

             (j) Seller has not suffered or been threatened with any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of the Business, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any relationship between Seller and any of its customers, suppliers or key employees.

             (k) The Disclosure Schedule correctly and completed lists and describes all material contracts, leases, and agreements to which Seller is a party and which relate to the conduct of the Business, including, without limitation: employment and employment-related agreements; covenants not to compete; loan agreements, notes, and security agreements (other than notes, loan agreements and related security documents that are being satisfied at or prior to Closing); sales representative, distribution, franchise, advertising and similar agreements; concession or occupancy agreements; leases and subleases of realty or personalty; guest room, banquet, conference and convention contracts or bookings; license agreements; purchase orders and purchase contracts and sales orders and sales contracts. All contracts, leases and other arrangements or instruments referred to in this paragraph 4.3(k), and all other contracts or instruments to which Seller is a party, are in full force and binding upon the parties thereto. No default by Seller has occurred thereunder and, to the best of Seller's knowledge, no default by the other contracting parties has occurred thereunder. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by Seller thereunder. Seller has given (or will give, during the Inspection Period) to Purchaser true and correct copies of all such agreements or leases, or a detailed description thereof, all as described in Section 4.3(k) of the Disclosure Schedule. Seller shall indemnify Purchaser as required under Section 1.2 hereof, against loss, cost or liability under any contract, lease or agreement not disclosed to Producer as required in this
     Section 4.3(k).

             (l) Seller is not a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Seller according to the terms of this Agreement will be a default or an event of acceleration, or whereby timely performance by Seller according to the terms of this Agreement may be prohibited, prevented or delayed. If any such agreement exists, Seller shall terminate such agreement (other than those expressly assumed by Purchaser) at or prior to Closing.

             (m) Except as disclosed on the Disclosure Schedule, there are no commissions or referral fees relating to the Business currently outstanding, nor will there be any such commissions or referral fees outstanding, on or after the Closing Date.

            (n)     With respect to employees of Seller:

                                (i)   there  is  no  pending   or
               threatened   unfair  labor  practice  charges   or
               employee grievance charges;

                               (ii) there is no request for union
               representation, labor strike, dispute, slowdown or stoppage actually pending or, to the best of Seller's knowledge, threatened against or directly affecting Seller;

                               (iii)  no grievance or arbitration
               proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist;

                              (iv)  the employment of each of the
               Seller's employees is terminable at will without cost to the Seller except for payments required under Seller's employee benefit plans, employee welfare plans and similar plans and payment of accrued salaries or wages and vacation pay (for which Purchaser shall have no liability as provided in Section 2.3, above). No employee or former employee has any right to be rehired by the Seller prior to the Seller's hiring a person not previously employed by the Seller.

                                (v)    The   Disclosure  Schedule
               contains a true and complete list of all employees who are employed by the Seller as of the date hereof, and said list correctly reflects their salaries, wages, other compensation (other than benefits under the employee welfare, benefit and similar plans), dates of employment and positions.

                                (vi)  As  of  the  date  of  this
               Agreement,   Seller  has  136   full-time   active
               employees in the operation of the Business, and 31 part-time employees.

                              (vii)     Seller has no retirement,
               pension,  profit  sharing,  employee  welfare   or
               employee benefit plans for any of its employees.

             (o) Except as set forth on the Disclosure Schedule, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending, or, to the best of Seller's knowledge, threatened, against Seller or its Affiliates, or with respect to the consummation of the transaction contemplated hereby, or the use of the Purchased Assets (whether used by Purchaser after the Closing or by Seller prior thereto), or which would restrict or interfere with Seller's ability to perform its obligations hereunder.

             (p) There are no material claims pending or, to the best of Seller's knowledge, anticipated or threatened against Seller with respect to the quality of or absence of or defects in Seller's products or services.

             (q) Seller is not a party to, or bound by, any decree, order, judgment or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to its properties, assets, personnel or business activities.

             (r) Seller is not in violation of, or delinquent in respect to, any decree, order or arbitration award or law, statute, or regulation of, or agreement with, or Permit from, any Federal, state or local governmental authority (or to which any of the Purchased Assets, any of Seller's personnel, or the Business are subject or to which it, itself, is subject), including, without limitation, laws, statutes and regulations relating to equal employment opportunities, fair employment practices, unfair labor practices, terms of employment, occupational health and safety, wages and hours and discrimination, and zoning ordinances and building codes. Copies of all notices of violation of any of the foregoing which Seller has received within the past three years are attached to the Disclosure Schedule.

              (s)       Seller,  the  Purchased  Assets  and  the
     Business are in compliance with all Environmental Laws (as herein defined) and any Environmental Permits (as herein defined). A copy of any notice, citation, inquiry or complaint which Seller has received in the past three years of any alleged violation of any Environmental Law or Environmental Permit is attached to the Disclosure Schedule. Seller possesses all Environmental Permits which are required for the operation of the Business, and is in compliance with the provisions of all such Environmental Permits. Copies of all Environmental Permits issued to Seller are attached to the Disclosure Schedule. As used in this Agreement, "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to hazardous substances or materials, environmental matters or contamination of any type whatsoever; and "Environmental Permits" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws.

             (t) The Real Estate is identified and legally described in Schedule 1.2(c) hereto. Seller holds fee simple title to the Real Estate, subject only to the Permitted Exceptions, none of which makes title to the Real Estate unmarketable and none of which are violated by Seller or will interfere with Purchaser's use thereof.

            (u)     Intentionally Omitted.

            (v) There are no pending, or, to the knowledge of Seller, threatened, condemnation proceedings or condemnation actions against the Real Estate or any of the rights-of-way located adjacent thereto.

             (w) The Real Estate is currently zoned for its present use and does not rely on parking or other facilities or land not located on the Real Estate to satisfy any legal requirements.

            (x)  Intentionally Omitted.

            (y) The Hotel's mechanical, electrical, plumbing and environmental systems are in good operating condition and repair. None of the general partners of Seller has any actual knowledge of any latent defects in or on the Real Estate.

             (z)   Seller  has not taken any actions  which  were
     calculated    to    dissuade    any    present    employees,
     representatives or agents of Seller from becoming associated with Purchaser.

             (aa) The representations and warranties of Seller in this Agreement do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein not misleading.

             (bb) The copies of all documents furnished by Seller to Purchaser pursuant to the terms of this Agreement are complete and accurate. The Disclosure Schedule contains complete and accurate copies of all documents referred to therein. The information contained in the Disclosure
     Schedule is complete and accurate.

            (cc) Except for Seller's Agent, whose compensation is
     the responsibility of Seller only, neither Seller, nor any of its Affiliates, has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

             (dd) No governmental assessment for sewer, sidewalk, water, paving, electrical, power or other improvements is pending or threatened.

             (ee) All utility equipment and facilities required for the operation and use of the Real Estate and Equipment are located solely on the Real Estate and all agreements for providing utilities are with direct providers.

             (ff) (i) No materials designated as hazardous or toxic under any Environmental Laws have been located on the Real Estate, except for small amounts used in the ordinary course of the Business (and then only in compliance with all Environmental Laws) or have been released into the environment, or discharged, placed or disposed of at, on or under the Real Estate; (ii) no underground storage tanks have been located on the Real Estate; (iii) the Real Estate has never been used as a dump for waste material; and (iv) the Real Estate and its prior uses comply with, and at all times have complied with, any applicable Environmental Laws. The parties acknowledge that hydraulic fluid, absent specifically hazardous or toxic ingredients such as PCBs (hereinafter defined), shall not by itself constitute a hazardous or toxic material.

             (gg) Seller has received no written notice that the Real Estate, when used for the purposes and in the manner presently used, violates or fails to comply with the provisions of the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq. (the "ADA") and all other legal requirements governing the use of the Property by persons with disabilities.

             (hh) None of Seller's officers, directors, employees or partners, or members of their families (or any entity in which any of them has a material financial interest, directly or indirectly), owns any assets which are used in the Business, except for assets being transferred by the Individuals to Purchaser in accordance with the provisions of Section 1.6 hereof. Except for the Affiliate Lease, and the management agreements between Seller and Hotel Management and Development, Inc., none of the contracts, leases or agreements shown in the Disclosure Schedule is between Seller and an Affiliate of Seller.

      4.4 Limitation on Warranties. THE PURCHASED ASSETS ARE BEING SOLD "AS IS," "WHERE IS" AND IN THEIR PRESENT CONDITION, AND EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.3 OR ELSEWHERE IN THIS AGREEMENT, SELLER MAKES (AND HAS MADE) NO WARRANTY OF ANY KIND WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION AS TO PHYSICAL CONDITION OR VALUE OF ANY OF THE PURCHASED ASSETS, FITNESS FOR A PARTICULAR PURPOSE, EXISTENCE OF HIDDEN OR LATENT DEFECTS OR THE FUTURE PROFITABILITY OR FUTURE EARNINGS PERFORMANCE OF THE BUSINESS. Purchaser waives its right to redhibition for an existing latent defect under Art. 2520 of the La. Civil Code, but does not waive any right to recission as a general remedy under this Agreement for a breach, default or failure of warranty of Seller, as otherwise permitted under the laws of the State of Louisiana. The foregoing limitations may be incorporated into any deed or other conveyance delivered by Seller pursuant to Section 7.3 hereof, provided the same shall not limit or impair the warranties of title included or required to be included thereunder.


                           ARTICLE V

                  Conduct Prior to the Closing

      5.1 General. Seller and Purchaser shall have the rights and obligations with respect to the period between the date hereof and the Closing Date which are set forth in the remainder of this Article V.

      5.2 Seller's Obligations. The following are Seller's obligations:

            (a) Seller shall give to Purchaser's officers, employees, attorneys, consultants, accountants, inspectors and lenders reasonable access during normal business hours to all of the assets, properties, books, contracts, documents, records and personnel of Seller and shall furnish to Purchaser such information as Purchaser may at any time and from time to time reasonably request.

           (b) Seller shall use its best efforts and make every good faith attempt (and Purchaser shall cooperate with Seller) to obtain all consents to the assignment of, or alternate arrangements satisfactory to Purchaser with respect to, any contract, lease, agreement, purchase order, sales order, or other instrument accepted by Purchaser, or any Permit or Environmental Permit, which consents may be required for such assignment to be effective (collectively, the "Consents").

           (c) Seller shall use its best efforts to preserve its business and the goodwill of its customers, suppliers and others having business relations with Seller and to retain its business organization intact, including keeping available the services of its present employees, representatives and agents, and shall maintain all of its properties in their current operating condition and repair, ordinary wear and tear excepted.

          (d) Seller shall conduct the Business in the usual and ordinary course and carry on all of its operations (including, without limitation, the purchase and sale of Inventory, the collection of Accounts Receivable and the payment of Accounts Payable and other obligations) in accordance with past practices. Without limiting the foregoing, Seller shall allow its inventories of Consumables On-Hand to be depleted to such levels as Purchaser may reasonably request, provided the requested depletion does not unreasonably interfere with Seller's operation of the Business, in Seller's reasonable determination.

           (e) Without the prior written consent of Purchaser, and without limiting the generality of any other provision of this Agreement, Seller shall not:

               (i)  Intentionally Omitted.

                (ii) incur, assume or guarantee any long-term  or
     short-term  indebtedness   that would  prohibit  or  prevent
     Seller's performance of its obligations hereunder;

                (iii)      directly or indirectly, enter into  or
     assume any contract, agreement, obligation, lease, license or commitment other than in the usual and ordinary course of business in accordance with past practices;

                (iv) adopt or amend any employee welfare or benefit plan;

                (v) sell, transfer or otherwise dispose of any material asset or property except in the usual and ordinary course of business and except for cash applied in payment of Seller's liabilities in the usual and ordinary course of business;

                 (vi)   amend,  terminate  or  give   notice   of
     termination  with  respect  to  any  existing  contract   or
     agreement to which Seller is a party, or waive any material rights;

                (vii) directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of services) with any Affiliate of Seller that would prohibit or prevent Seller's performance of its obligations hereunder;

               (viii)    Intentionally Omitted.

                (ix) terminate the employment, except for cause, of any of its full time active employees (Seller shall give
     Purchaser prompt written notice of any such terminations for cause).

           (f) Seller shall assist and cooperate with Purchaser in the transfer of all Permits and Environmental Permits necessary for the operation of the Business by Purchaser.

           (g) Seller shall, at its own cost and expense, make all filings, deliver all notices, pay all fees and otherwise comply with the provisions of any applicable bulk transfer or similar law regarding Seller's sale of the Purchased Assets.

            (h) Seller shall complete any planned capital expenditures between now and Closing as they are currently scheduled.

          (i) Seller shall, at its own cost and expense prior to Closing, complete any clean-up or remediation as contemplated under Section 5.8 hereof.

       5.3 Purchaser's Obligations. Subject to Purchaser's termination rights under Section 5.5 hereof, Purchaser shall use its good faith efforts to secure financing as contemplated under
Section 6.2(h) hereof, agreements with Holiday Inns as contemplated under Section 6.2(i) hereof, as well as the consents and approvals of its primary lenders and of any trustee for the holders of its debt securities as contemplated under Section 6.2(g) hereof, and of any gaming regulatory authorities having jurisdiction as contemplated under Section 6.2(e) hereof. In its efforts to obtain mortgage financing as aforesaid, Purchaser may, in its sole discretion, at any time prior to Closing, substitute the lender so long as such substitution is not reasonably expected to impair Purchaser's ability to make Closing hereunder.

      5.4 Joint Obligations. The following shall apply with equal force to Seller and Purchaser:

           (a) Seller and Purchaser shall use their respective good faith efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby as soon as practicable.

           (b) Each of Seller and Purchaser shall cooperate with the efforts of the other in obtaining any Consents or any other approvals contemplated hereunder.

           (c) Each party shall promptly give the other party written notice of the existence or occurrence of any condition which would make any representation or warranty herein contained of either party untrue or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby; but failure in good faith to provide such notice shall not itself constitute a default of such party, nor excuse nonperformance of the other party, hereunder. The party whose representation would be untrue, or whose performance hereunder may be prevented or impaired, as a result of such existence or occurrence, shall have an additional period of ten (10) business days to correct such condition, and if necessary Closing shall be extended to accommodate such cure period.

           (d) No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any material respect as if originally made on and as of the Closing Date.

          (e)  [Intentionally Omitted]

5.5  Due Diligence Inspection.

          (a) Purchaser shall continue to be entitled to conduct its due diligence inspection with respect to the Business and its assets, from August 21, 1997 until 11:59 p.m. CST on October 6, 1997 (the "Inspection Period").

          (b) Seller has, and shall continue to promptly provide to Purchaser, access to Seller's assets and Seller's books and records with respect to the Business and/or Seller's assets, on reasonable advance request of Purchaser. In addition, Seller shall promptly supply to Purchaser and its officers, directors, consultants, agents, inspectors, lenders and professionals, those documents, materials and information listed in Exhibit I to the Letter of Intent dated August 21, 1997 between Seller and Purchaser, and any other documentation or information reasonably requested by Purchaser. Seller shall cooperate fully with Purchaser or its officers, directors, consultants, agents, inspectors, lenders and professionals, in the course of Purchaser's due diligence review. Purchaser shall use its good faith efforts to conduct its due diligence review so as not to interfere unreasonably with the operation of the Business.

           (c) At any time prior to the expiration of the Inspection Period as aforesaid, Purchaser may, if it is not fully satisfied with any result(s) of its diligence review, in its sole and absolute discretion, terminate this Agreement by written notice to Seller. If Purchaser terminates this Agreement prior to the expiration of the
     Inspection Period, then, without the necessity of further documentation, this Agreement shall be deemed terminated, the Primary Deposit and all interest thereon shall be returned to Purchaser as provided in Section 3.3(b) hereof, and thereupon neither party shall have any further obligation or liability to the other hereunder. The Additional Deposit shall only be refunded as provided in
     Section 3.3(b) hereof.

           (d) The parties hereto acknowledge that Purchaser has incurred substantial costs in connection with the negotiation and execution of this Agreement, will incur additional substantial costs in conducting its due diligence review hereunder, and would not have entered into this Agreement without the availability of the Inspection Period. Therefore, the parties agree that adequate consideration exists to support the obligations of the parties hereunder, even before expiration of the Inspection Period.

          (e) Subject to Seller's performance under the terms of this Agreement, and to satisfaction of all of the conditions to Purchaser's obligations as set forth in Section 6.2 hereof, the Deposit Monies shall become non-refundable at the expiration of the Inspection Period, and shall serve as Seller's liquidated damages hereunder in the event of Purchaser's default, all as contemplated under Section 9.2 hereof.

     5.6 Inventory of Purchased Assets. Within ten (10) days after the complete execution of this Agreement, representatives of Seller and Purchaser shall jointly conduct a physical inventory of the personal property included in the Purchased Assets (other than Consumables On-
     Hand), to the extent and with the detail determined by Purchaser, in its sole discretion (the "Personalty Inventory"). To the extent items were counted as part of the Personalty Inventory, then at Closing, Seller shall be obligated to convey to Purchaser such Purchased Assets substantially as described in the Personalty Inventory report. If at Closing items described in the Personalty Inventory report are missing or so damaged as to be unusable, Purchaser shall receive a credit at Closing for the market value thereof, to the extent the aggregate market value of such missing and/or damaged items exceeds $7,500.00.

     5.7 Contact with Employees. Purchaser's contacts with Seller's employees in connection with this transaction shall be limited to such contact(s) as may be: (i) reasonably necessary in connection with Purchaser's due diligence review under Section 5.5 hereof; or (ii) permitted as contemplated under Section 10.10 hereof.

     5.8 Environmental Matter. The Phase I Environmental Site Assessment prepared for Purchaser in connection with this transaction notes the fact that hydraulic fluid is stored near the elevator facilities of the Hotel, and that such hydraulic fluid may have been spilled or leaked. Such Site Assessment also raises the possibility that such hydraulic fluids may contain hazardous substances known as "PCBs", and suggests sampling and testing of same. Seller has, at its sole cost and expense, had certain of such hydraulic fluids sampled, and a laboratory analysis thereof conductedby the Meyers Group and Core Laboratories. No reports have yet been issued by such consultants. The environmental consultants of both Seller and Purchaser shall consult with each other promptly after the execution hereof, and determine which other areas and substances, if any, the Purchaser's environmental consultant requires to be sampled and analyzed, as noted in the aforesaid Phase I Environmental Site Assessment. Based on such consultation, Seller's environmental consultant shall conduct further sampling and analysis of such other areas and substances, if any. Seller shall obtain and deliver to Purchaser the written reports of such consultants, as to all areas and substances specified by Purchaser's environmental consultant as aforesaid, certified to both Purchaser and Seller, within twenty-one (21) days after the date of this Agreement. Each such consultant shall acknowledge in writing that Purchaser shall rely on, and is entitled to rely on, the aforesaid reports in completing the transactions described herein. If such sampling/testing discloses the presence of PCBs or other hazardous substances, Seller shall, at its sole cost and expense prior to Closing, have the same remediated in accordance with all applicable state and federal Environmental Laws. Such remediation shall be performed, and certified to both Seller and Purchaser, by an environmental contractor mutually acceptable to Seller and Purchaser, in their reasonable discretion. Notwithstanding the foregoing, if the cost of such remediation exceeds or is reasonably expected (based on written quotations from contractor(s) mutually acceptable to Seller and Purchaser) to cost Seller more than $100,000, Seller may terminate this Agreement by written notice to Purchaser, at which point all Deposit Monies shall be returned to Purchaser, with interest, and neither party shall have any further rights or obligations hereunder.


                           ARTICLE VI

                     Conditions to Closing

      6.1 Conditions to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Seller's option, be terminated pursuant to and with the effect set forth in Article IX:

          (a) Each and every representation and warranty made by Purchaser shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

           (b) All obligations of Purchaser to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Purchaser would be required to perform at the Closing if the transaction contemplated hereby were consummated) shall have been performed.

      6.2 Conditions to Purchaser's Obligations. The obligation of Purchaser to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Purchaser's option, be terminated pursuant to and with the effect set forth in Article IX:

          (a)  Each and every representation and warranty made by
     Seller shall have been true and correct when made and  shall
     be   true  and  correct  in  all  material  respects  as  if
     originally made on and as of the Closing Date.

            (b)   All  obligations  of  Seller  to  be  performed
     hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Seller would be required to perform at the Closing if the transaction contemplated hereby were consummated) shall have been performed.

          (c)  All of the Consents shall have been obtained.

           (d) No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person(s), against any party (including without limitation Seller and any of its affiliates, or any partners, shareholders, officers or members of any of them), on any grounds, the intent or likely effect of which (exclusively or among other things) is to restrain, enjoin or hinder, delay or to seek material damages on account of, the consummation of the transaction contemplated hereby, or to challenge any of the terms or provisions of this
     Agreement, or arising out of this Agreement or the transactions contemplated hereby.

           (e) On or prior to November 17, 1997, Purchaser shall have received all required consents, licenses and approvals of the transactions contemplated hereunder (including without limitation, Purchaser's financing thereof, and any changes to existing financing to permit same) from the gaming and other regulatory authorities having jurisdiction.

          (f)  Intentionally Omitted.

           (g) On or prior to November 17, 1997, Purchaser shall have received the prior written approval of Wells Fargo Bank, N.A. and the Trustee for the holders of Purchaser's debt securities to the transactions contemplated hereby (including without limitation, Purchaser's financing thereof, and any changes to existing financing to permit same), all in form and substance satisfactory to Purchaser, in its sole discretion.

           (h) On or prior to November 17, 1997, Purchaser shall have obtained mortgage financing for the transactions contemplated hereby, on terms acceptable to Purchaser, in its sole discretion, in the amount of at least seventy percent (70%) of the aggregate total of the Purchase Price, Holiday Inn Costs, Purchaser's costs of making Closing hereunder and Purchaser's other expenses under the Letter of Intent and this Agreement.

           (i) On or prior to November 17, 1997, Purchaser shall have entered into a New License Agreement and all related agreements, or agreed with Holiday Inns upon the terms thereof, in either case on terms acceptable to Purchaser, in its sole discretion, as provided under Section 3.6 hereof and Purchaser shall not have terminated this Agreement based on the aggregate total amount of the Holiday Inn Costs, as provided under Section 3.6 hereof.

           (j) On or before October 16, 1997, Purchaser's Board of Directors shall have approved this Agreement and the transactions contemplated hereby.

           (k) Prior to Closing, Purchaser shall not have terminated this Agreement: (A) during the Inspection Period, as provided under Section 5.5 hereof; or (B) by virtue of a casualty, as provided under Section 6.3 hereof; or (C) by virtue of a taking, as provided under Section 6.4 hereof.

If, despite Purchaser's good faith efforts, either of the conditions set forth in subsections (g) or (i) hereof has not been satisfied by November 17, 1997, the Purchaser may, at its option, extend the date for satisfaction thereof, as described above, to December 2, 1997, by written notice to Seller. If
Purchaser so elects to extend such date for either or both of such conditions, then the Closing Date shall automatically be extended to December 17, 1997 for all purposes hereunder.

      6.3   Casualties.     Risk  of loss  with  respect  to  the
Purchased Assets shall remain with Seller until the Closing, and thereafter with Purchaser. Therefore, the parties agree as follows:

          (a) If any damage to any of the Purchased Assets shall occur prior to the Closing Date by reason of fire, windstorm, earthquake, hail, explosion or other casualty, and if, in Purchaser's reasonable judgment, the aggregate cost of repairing such damage will equal or exceed Five Hundred Thousand Dollars ($500,000.00), Purchaser may elect to (i) terminate this Agreement by giving written notice to Seller in which event the Deposit Monies and interest thereon will be returned to Purchaser, and thereupon neither party shall have any further obligations or liability whatsoever to the other hereunder or (ii) receive an assignment of all of Seller's rights to any insurance proceeds (including business interruption proceeds) relating to such damage (and a credit against the Purchase Price for any such proceeds received by Seller) and acquire the Purchased Assets without any adjustment in the Purchase Price in connection therewith provided that, in such latter event, Seller shall pay to Purchaser the amount of any deductible under applicable insurance policies and uninsured claims.

           (b) If, in Purchaser's reasonable judgment, the cost of repairing such damage will not exceed Five Hundred Thousand Dollars ($500,000.00), the transactions contemplated hereby shall close without any adjustment in the Purchase Price in connection therewith, Purchaser shall receive an assignment of all of Seller's rights to any insurance proceeds (including business interruption proceeds) (and a credit against the Purchase Price for any such proceeds received by Seller), and Seller shall pay to Purchaser the amount of any deductible under applicable insurance policies and uninsured claims.

           (c) If Purchaser does not terminate this Agreement as provided in subparagraph (a) hereof, then any insurance proceeds covering business interruption losses shall be apportioned between Seller and Purchaser to the Closing Date.

      6.4 Takings. Risk of loss with respect to the Purchased Assets shall remain with Seller until the Closing, and thereafter with Purchaser. Therefore, the parties agree that in the event of the actual or threatened taking (either temporary or permanent) in any condemnation proceedings by exercise of right of eminent domain, of all or any part of the Real Estate, between the date hereof and the Closing Date, and if, in Purchaser's reasonable judgment, such taking will result in the inability to conduct the operations of the Business substantially in accordance with the present standards, Purchaser may elect to:
(i) terminate this Agreement by giving written notice to Seller, in which event the Deposit Monies and interest thereon will be returned to Purchaser, and thereupon neither party shall have any further obligations or liability whatsoever to the other hereunder or (ii) receive an assignment of all of Seller's rights to any condemnation award relating to such taking and acquire the Purchased Assets without any adjustment in the Purchase Price in connection therewith.


                          ARTICLE VII

                             Closing

      7.1 Form of Documents. At the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Article VII. All documents which Seller shall deliver shall be in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel. All documents which Purchaser shall deliver shall be in form and substance reasonably satisfactory to Seller and Seller's counsel.

      7.2 Purchaser's Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Sections 6.2, Purchaser shall execute and/or deliver to Seller all of the following:

           (i)   Payment of the Purchase Price as required  under
     Section 3.3(a) hereof.

            (ii)  An  assumption  agreement,  duly  executed   by
     Purchaser,  under  which  Purchaser  assumes  those  Assumed
     Liabilities described in Section 2.2 hereof.

            (iii)       An   incumbency  and  specimen  signature
     certificate with respect to the officers of Purchaser executing this Agreement and Purchaser's Ancillary Documents on behalf of Purchaser.

           (iv)  A  certified copy of resolutions of  Purchaser's
     Board of Directors, authorizing the execution, delivery and performance of this Agreement and Purchaser's Ancillary
     Documents

           (v) A closing certificate executed by an executive officer of Purchaser (or any other officer of Purchaser specifically authorized to do so), on behalf of Purchaser, pursuant to which Purchaser represents and warrants to Seller that Purchaser's representations and warranties to Seller are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants required by the terms hereof to be performed by Purchaser on or before the Closing Date, to the extent not waived by Purchaser in writing, have been so performed (or, if any such covenant has not been performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by Purchaser at the Closing have been executed by duly authorized officers of Purchaser.

           (vi)  Such  other  documents  from  Purchaser  as  may
     reasonably   be   required  in  order  to   effectuate   the
     transactions  contemplated  (i)  hereby  and  (ii)  by   the
     Purchaser's Ancillary Documents.

      7.3 Seller's Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 6.1, Seller shall execute (where applicable in recordable form) and/or deliver or cause to be executed and/or delivered to Purchaser all of the following:

          (i) A general warranty deed (subject only to Permitted Exceptions), an affidavit of title, a certificate in compliance with the Foreign Investment in Real Property Tax Act ("FIRPTA") certifying that Seller is not a person or entity subject to withholding under FIRPTA, an ALTA statement and all other documents required by Purchaser's title insurance company with respect to the Real Estate, in each case executed by Seller, together with any necessary transfer declarations.

           (ii) A general warranty bill of sale, executed by Seller, conveying all of the Inventory, Equipment and other tangible personal property included in the Purchased Assets to Purchaser, free and clear of all liens, claims, encumbrances and security interests other than Permitted Exceptions and containing the warranties of title set forth in this Agreement.

           (iii) An assignment to Purchaser, executed by Seller, of all of the Purchased Assets (other than the
     Inventory, Equipment, and the Real Estate), along with the original instruments (if any) representing, evidencing or constituting such Purchased Assets, free and clear of all liens, claims, encumbrances and security interests other than Permitted Exceptions and containing the warranties of title set forth in this Agreement. If necessary in the opinion of Purchaser's counsel, Seller shall also execute and deliver (in recordable form where required) separate assignments of any of the Purchased Assets, and where applicable, in the form required by the applicable governmental agencies, insurance companies, customers, lessors, and other parties with whom the assignments must be filed.

            (iv) Certificates of title or origin (or like documents) with respect to all vehicles included in the Purchased Assets and other Equipment, and any other items of Purchased Assets for which a certificate of title or origin is required in order for title thereto to be transferred to Purchaser.

            (v) Physical possession of the tangible items comprising the Purchased Assets, and of any certificates or documents representing intangible items of Purchased Assets.

           (vi) An incumbency and specimen signature certificate with respect to the general partner's officers of Seller executing this Agreement and Seller's Ancillary Documents on behalf of Seller.

           (vii) A closing certificate duly executed by the general partners of Seller (or any one of them specifically authorized in writing by partnership action to do so), on behalf of Seller, pursuant to which Seller represents and warrants to Purchaser that Seller's representations and warranties to Purchaser are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants required by the terms hereof to be performed by Seller on or before the Closing Date, have been so performed (or, if any such covenant has not been so performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by Seller at the Closing have been executed by duly authorized officers of Seller.

            (viii) A pay-off letter, accompanied by wire transfer instructions from each secured lender of Seller and written instructions from Seller directing Purchaser to transfer funds, out of the Purchase Price, to each such secured lender of Seller as necessary to pay off Seller's indebtedness to each such lender.

           (ix) Releases of all liens and other encumbrances and security interests held by any lender of Seller in any of the Purchased Assets, including, without limitation, UCC-3 termination statements.

          (x) To the extent obtained, all necessary consents for the assignment of contracts, leases, purchase orders, sales orders, Permits and Environmental Permits which are to be assigned to Purchaser or alternate arrangements with respect thereto, all as reasonably acceptable to Purchaser.

          (xi) Such other documents as may reasonably be required in order to effectuate the provisions of Section 1.6 hereof.

           (xii) Such other documents as may reasonably be required from Seller in order to effectuate the transactions contemplated (i) hereby and (ii) by the Seller's Ancillary
     Documents.

      7.4 No Merger. None of the covenants, representations, warranties and agreements of Purchaser and Seller, as the case may be, contained in this Agreement shall merge with any deed or conveyance, and such covenants, representations, warranties and agreements shall survive the Closing and shall continue in full force and effect until such time, if any, as provided in such covenant or agreement or otherwise limited by law.


                          ARTICLE VIII

                         Indemnification

     8.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article VIII. For the purposes of this Article VIII, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing. As used in this Agreement, the term "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any such claim. As used in this Agreement, the term "Indemnified Party" shall mean a party hereto who is entitled to indemnification from the other party hereto pursuant to this Article VIII; "Indemnifying Party" shall mean a party hereto who is required to provide indemnification under this Article VIII to the other party hereto; and "Third Party Claims" shall mean any claims for Damages asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which an Indemnified Party is subject.

      8.2 Indemnification Obligations of Seller. Seller shall defend, indemnify, save and keep harmless Purchaser and its successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

           (a) any inaccuracy in or breach of any representation and warranty made by Seller in this Agreement or in any closing document delivered to Purchaser in connection with this Agreement;

           (b) any breach by Seller of, or failure by Seller to comply with, any of its covenants or obligations under this Agreement (including, without limitation, its obligations under this Article VIII);

           (c) the failure to discharge when due (whether before or after Closing) any liability or obligation of Seller other than the Assumed Liabilities, or any claim against Purchaser or the Purchased Assets with respect to any such liability or obligation or alleged liability or obligation;

           (d) any claims by parties other than Purchaser to the extent caused by acts or omissions of Seller on or prior to the Closing Date, including, without limitation, claims for Damages which arise or arose out of Seller's operation of the Business or by virtue of Seller's ownership of the Purchased Assets on or prior to the Closing Date;

           (e)  any employee pension benefit plan (as defined  by
     Section 3(2) of ERISA) or any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which Seller or an ERISA Affiliate has at any time maintained or administered or to which Seller or any ERISA Affiliate has at any time contributed (including, without limitation, any liability for health continuation requirements under Code
     Section 4980B or Part 6 of Subtitle B of Title I of ERISA and any liability arising pursuant to Title IV of ERISA for plan termination, withdrawal or partial withdrawal from any multi-employer plan, or any lien to enforce any Title IV liability);

           (f) any benefits accrued pursuant to any employee retirement plan, employee welfare plan or employee benefit plan at or prior to the Closing Date other than benefits payable under insurance policies constituting Purchased Assets;

       (g) any action or failure to act, in whole or in part, at or prior to the Closing Date with respect to any employee retirement plan, employee welfare plan or employee benefit plan; or

       (h) failure to deliver to Purchaser the quality of title required under this Agreement.

     8.3 Purchaser's Indemnification Covenants. Purchaser shall defend, indemnify, save and keep harmless Seller and its successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

           (a) any inaccuracy in or breach of any representation and warranty made by Purchaser in this Agreement or in any closing document delivered to Seller in connection with this Agreement;

           (b)   any  breach  by  Purchaser  of,  or  failure  by
     Purchaser   to   comply  with,  any  of  its  covenants   or
     obligations   under   this  Agreement  (including,   without
     limitation, its obligations under this Article VIII);

           (c) Purchaser's failure to pay, discharge and perform any of the Assumed Liabilities; or

           (d) any claims by parties other than Seller to the extent caused by the acts or omissions of Purchaser after the Closing Date and not constituting an Excluded Liability, including, without limitation, claims for Damages which arise out of Purchaser's operation of the Business after the Closing Date.

     8.4 Cooperation. Subject to the provisions of Section 8.5, the Indemnifying Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said Third Party Claim.

     8.5 Third Party Claims. Forthwith following the receipt of notice of a Third Party Claim, the party receiving the notice of the Third Party Claim shall (i) notify the other party of its existence setting forth with reasonable specificity the facts and circumstances of which such party has received notice and (ii) if the party giving such notice is an Indemnified Party, specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted. The Indemnified Party may, upon reasonable notice, tender the defense of a Third Party Claim to the Indemnifying Party. If:

           (a) the defense of a Third Party Claim is so tendered and such tender is accepted without qualification by the Indemnifying Party; or

           (b) within thirty (30) days after the date on which written notice of a Third Party Claim has been given pursuant to this Section 8.5, the Indemnifying Party shall acknowledge with qualification its indemnification obligations as provided in this Article VIII in writing to the Indemnified Party, but shall commit to providing defense;

then, except as hereinafter provided, the Indemnified Party shall not have the right to defend or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to defend and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle shall be given to the Indemnified Party. All expenses (including without limitation attorneys' fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. Notwithstanding the foregoing, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party shall be required by an Indemnifying Party to (x) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (y) enter into any settlement that attributes by its terms liability to the Indemnified Party or (z) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article VIII shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept the defense of a Third Party Claim tendered pursuant to this Section 8.5, or if, in accordance with the foregoing, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this Section 8.5, the Indemnified Party so defends or settles a Third Party Claim, for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending the Third Party claim which is incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys' fees and other expenses.

      8.6 Expiration. The liability of the parties to indemnify each other under this Article VIII shall terminate and expire thirty (30) months after the Closing Date, except for liability with respect to claims for indemnity submitted prior to the end of such 30-month period, as to which liability of the parties hereunder shall survive and continue without limit until final resolution thereof.


                           ARTICLE IX

                Effect of Termination/Proceeding

     9.1 Right to Terminate. This Agreement and the transaction contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with Section 11.3:

           (a) by the mutual written consent of Purchaser and Seller; or

          (b) by either of such parties if the Closing shall not have occurred at or before 11:59 p.m. on the Closing Date; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date.

      9.2 Remedies. In the event of a breach of this Agreement, the non-breaching party shall not be limited to the remedy of termination of this Agreement, but shall be entitled to pursue all available legal and equitable rights and remedies, and shall be entitled to recover all of its reasonable costs and expenses incurred in pursuing them (including, without limitation, reasonable attorneys' fees); provided, however, that the parties agree that Seller's remedies for Purchaser's default hereunder would be difficult, if not impossible, to determine. Therefore, Seller's damages on Purchaser's default shall in all events be limited to Seller's retention of the Deposit Monies, which are agreed to be Seller's liquidated damages hereunder.

     9.3 Injunctive Relief. Seller specifically recognizes that any breach of the provisions of this Agreement will cause irreparable injury to Purchaser and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Seller agrees that in the event of any such breach, Purchaser shall be entitled to equitable relief, including the specific performance of Seller's obligations hereunder, and such other legal and equitable remedies that may be available.


                           ARTICLE X

                Post Closing and Business Matters

      10.1 Safes and Safe Deposit Boxes. Immediately after the Closing, Seller shall send written notice to guests or tenants or other persons who have valuables or other items in Seller's safe deposit boxes, advising of the sale of the Business to Purchaser and requesting immediate removal of the contents thereof or the removal thereof and concurrent re-deposit of such contents pursuant to new safe deposit agreements with Purchaser. Seller, at its own expense, shall have a representative present when the boxes are opened, in the presence of a representative of Purchaser. Purchaser shall not be liable or responsible for any items claimed to have been in such boxes unless such items are so removed and re-deposited, and Seller agrees to indemnify and hold harmless Purchaser and its Indemnitees from and against such Liabilities.

     10.2 Inspection of Records. Seller and Purchaser shall each retain and make their respective books and records (including work papers in the possession of their respective accountants) available for inspection by the other party, or by its duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a five year period after the Closing Date, with respect to all transactions occurring prior to and those relating to the Closing, the historical financial condition, assets, liabilities, results of operations and cash flows of Seller. As used in this
Section 10.2, the right of inspection includes the right to make extracts or copies. The representatives of a party inspecting the records of the other party shall be reasonably satisfactory to the other party.

      10.3 Certain Assignments. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to transfer or assign, or a transfer or assignment of, any claim, contract, lease, Permit, Environmental Permit, commitment, sales order or purchase order, or any benefit arising thereunder or resulting therefrom, if an attempt at transfer or assignment thereof without the consent required or necessary for such assignment, would constitute a breach thereof or in any way adversely affect the rights of Purchaser or Seller thereunder. If such a consent or agreement to transfer or assign is not obtained for any reason, Purchaser and Seller shall cooperate in any arrangement Purchaser may reasonably request to provide for Purchaser the benefits under such claim, contract, lease, Permit, Environmental Permit, commitment or order.

      10.4 Employees. Purchaser shall not be obligated to offer employment to any employee of Seller, but Purchaser shall have the right to employ employees of Seller as of the Closing Date, on terms and conditions established by Purchaser in its sole discretion. For a period of one year commencing on the Closing Date, Seller shall not take any actions which are calculated to persuade any salaried, technical or professional employees, representatives or agents of Purchaser to terminate their association with Purchaser.

      10.5 Sales and Transfer Taxes and Fees. Seller shall pay when due from assets other than the Purchased Assets, all recording fees for documents necessary to clear title as required hereunder, personal property title application fees, real property transfer taxes and fees and all other taxes and fees on transfer of the Purchased Assets arising by virtue of the sale of the Purchased Assets to Purchaser, regardless of whether the liability for said taxes or fees is imposed by law upon Seller or upon Purchaser. Purchaser shall be responsible for any sales tax due as a result of the sale of the Purchased Assets hereunder. Seller shall nevertheless remain solely liable for all sales, income and other taxes incurred in the operation of the Business through the Cut-Off Time.

      10.6 Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Purchased Assets to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby.

      10.7 Regulatory Matters. Several of Purchaser's affiliates ("Players Entities") are licensed by and otherwise subject to the authority of various casino and gaming regulatory agencies including, but without limitation, gaming regulators in Illinois, Kentucky, Louisiana, Missouri, Nevada and New Jersey ("Gaming Regulators"). Purchaser has adopted a regulatory compliance policy, and Seller, for itself and its successors and permitted assigns, agrees to provide Purchaser with such documentation, information and assurances regarding Seller and its general partners as may be necessary in order for Purchaser to comply with Purchaser's regulatory compliance policy and with the request of any Gaming Regulators. The foregoing shall be a material obligation of Seller hereunder.

      10.8  Brokerage Matters.       Seller agrees  that  at  the
Closing it shall pay to Seller's Agent a commission with respect to the transaction contemplated hereby. Each of the parties hereto represents and warrants to the other that, except as provided in the immediately preceding sentence, neither such party nor any officer, director or agent of such party has entered into any agreement for the payment of any brokerage or finder's fees, commissions, compensation or expenses to any person, firm or corporation in connection with the transactions contemplated by this Agreement, and each agrees to indemnify and hold and save the other or others harmless from any such fees, commissions, compensation or expenses (including reasonable attorneys' fees and other expenses incurred in connection with any such claim which may be due or asserted by reason of any such agreement or purported agreement by the indemnifying party).

     10.9 Costs of Parties.

           (a) Purchaser shall be responsible for the cost of Purchaser's title abstract, its commitment for title insurance and ALTA owner's title policy (provided that Seller shall promptly provide to Purchaser a copy of any previous title work on the Real Estate), the cost of any survey or environmental site assessment of the Real Estate, if any, and all recording fees and charges for the conveyance instruments contemplated under Article VII hereof. Purchaser shall be responsible for all direct costs of its due diligence review under Section 5.5 hereof.

           (b) Seller shall be solely responsible, at its own cost, for compliance with any applicable bulk transfer or similar law, with ERISA and any other employee welfare or protection laws, as well as any other employment laws.

          (c) Each party shall pay its own legal, accounting and consulting fees relating to this transaction as contemplated by Section 11.4 hereof.

     10.10     Employees.

           (a) Seller hereby represents and warrants that Seller has 136 full-time active employees as of the date of this Agreement. Seller covenants and agrees that it will not terminate employment of any such full-time active employees between the date hereof and the Closing Date, except in the ordinary course of the Business, for cause. Purchaser acknowledges that some of Seller's employees may also quit their employment between the date of this Agreement and the Closing Date. Seller agrees to use its good faith efforts to retain its employees at the Hotel. Seller acknowledges that Purchaser shall have no liability or obligation relating to Seller's employer-employee relationship with the employees of the Business, and Seller agrees to take all appropriate and legally necessary actions in connection therewith.

          (b) Except as specifically provided under this Section 10.10, Purchaser shall have no obligation or liability to hire or employ, from and after the Closing Date, any employees of Seller. All compensation, obligations, liabilities and claims (including under the Fair Labor Standards Act or the WARN Act (as herein defined)) due to or claimed by an employee of Seller, arising or accruing prior to or by virtue of Closing (whether under an employment contract or otherwise; and including severance or other obligations), shall be the responsibility of Seller. Purchaser shall not be responsible for any such liability or obligations, and Seller agrees to indemnify and hold Purchaser and its Affiliates harmless from and against same. The foregoing indemnity shall include, without limitation, all required tax withholdings and contributions to or premiums for any other insurance or benefit programs or plans, to the extent arising or accruing prior to Closing.

          (c) Purchaser shall have the right, as part of its due diligence review under Section 5.5 hereof, to review all of Seller's employment records and personnel files. From and after November 17, 1997 (or December 2, 1997 if Purchaser elects to extend the date for satisfaction of the conditions in Section 6.2(g) and for 6.2(i) hereof) (the "Contact Date"), Purchaser shall also have the right to conduct a "jobs fair" at the Hotel, and to meet with and interview all of Seller's employees. Purchaser shall not contact Seller's employees in connection with this transaction prior to the Contact Date, except in connection with (and as necessary to perform) Purchaser's due diligence review under Section 5.5 hereof.

           (d) After the Contact Date but at least three (3) business days before the Closing Date, Purchaser shall identify to Seller those employees to whom it does not intend to offer employment at the Business. Such employees are referred to herein as "Non-hired Employees". All other employees are referred to herein as "Rehired Employees".

             (e)    Purchaser   agrees,   based   upon   Seller's
     representation,   warranty  and  covenant   set   forth   in
     subsection (a) hereof, that the number of Non-hired Employees shall not exceed one-third of the total number of Seller's full-time active employees immediately prior to the Closing Date. Such representation, warranty and covenant of Seller are material obligations of Seller hereunder, and Purchaser has relied thereon in entering into this Agreement, specifically including, without limitation, this
     Section 10.10 hereof. Purchaser shall, from and after the closing Date, offer employment to the Rehired Employees at such pay and on such other terms not materially less favorable to such Rehired Employees than those provided by Seller immediately prior to Closing. The covenants of Purchaser in this subsection (e) are material obligations of Purchaser hereunder and Seller has relied thereon in entering into this Agreement, specifically including, without limitation, this Section 10.10 hereof.

           (f) In reliance on Seller's representation, warranty and covenant set forth in subsection (a) hereof, Purchaser shall be responsible for any liability under the Workers Adjustment and Retraining Notification Act, 29 U.S.C. 2100 et seq (the "WARN Act") that may be caused by terminations by Purchaser of Rehired Employees from and after the Closing Date, and Purchaser shall indemnify and hold Seller harmless from and against any liability under the WARN Act arising as a result thereof.


      10.11 Other Matters. Unless otherwise agreed by Seller and Purchaser, Seller shall be solely responsible for all severance benefits, incentive pay and vacation pay, if any, for all employees, and shall provide all employees with severance benefits, and the vacation pay they may have earned, the pro rata part of the vacation pay they would have earned upon the anniversary date of their employment, if any, as of Closing.

      10.12 Names and Marks. From and after Closing, Seller shall not use any of the names, marks or other intellectual property described in Section 1.2(f) hereof.


                           ARTICLE XI

                         Miscellaneous

      11.1 Confidentiality. Purchaser and Seller hereby agree to maintain the confidentiality, other than to their (or their Affiliate's) officers, employees, advisors, agents, and consultants or as required by law, rule or regulation, of (a) all information that is exchanged that is not public information, (b) the fact that this Agreement has been entered into and the terms and conditions of this Agreement, and (c) the results of the inspections and tests that are done at the Hotel in connection with Purchaser's due diligence. "Public information" shall mean information that was in the public domain or independently received from a third party with the right to disclose such information, information that was previously known to a party before entering into this Agreement, or information that is required to be disclosed by law.

      11.2 Publicity. Except as otherwise required by law, press releases concerning this transaction shall be made only with the prior agreement of the Seller and Purchaser, and no such press releases or other publicity shall state the amount of the Purchase Price. Purchaser agrees not to discuss the transaction contemplated by this Agreement with Seller's employees before the Contact Date unless Seller coordinates such discussion.

     11.3 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand or by nationally recognized private carrier shall be deemed given on the first business day following receipt; notices delivered by facsimile shall be deemed given on the day of receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two
(2) business days after its delivery by facsimile. All notices shall be addressed as follows:

               If to Seller
               Addressed to

               Lakeshore Hotels, Ltd.
                    505 N. Lakeshore Drive
               Lake Charles, LA 70601
               Attention: Ted W. Price, Jr.
               Telecopier: 318-491-9938

               with a copy to

               John R. Pohorelsky, Esq.
               Scofield, Gerard, Veron, Singletary & Pohorelsky
               P.O. Drawer 3028
               Lake Charles, LA 70602
               Telecopier: 318-436-0306

               If to Purchaser
               Addressed to

               Players International, Inc.
               1300 Atlantic Avenue
               Suite 800
               Atlantic City, NJ 08401
                Attention: Patrick Madamba, Jr., Vice President &
General Counsel
               Telecopier:  609-449-7765



               with a copy to

               Daniel S. Ojserkis, Esq.
                Horn, Goldberg, Gorny, Plackter, Weiss & Perskie,
P.A.
               1300 Atlantic Ave., Suite 500
               Atlantic City, NJ 08401
               Telecopier:  609-348-6834

               with another copy to

               Charles D. Viccellio, Esquire
               Stockwell, Sievert, Viccellio, Clements & Shaddock
L.L.P.
               One Lakeside Plaza, 4th Floor
               Lake Charles, Louisiana  70601
               Telecopier:  318-493-7210

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 11.3. Counsel for either party may give notice as provided for hereunder on behalf of such party.

      11.4 Expenses. Each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses.

      11.5 Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties. Each exhibit, and the Disclosure Schedule, shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions to this Agreement, must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

       11.6   Survival;  Non-Waiver.   All  representations   and
warranties shall survive the Closing regardless of any investigation or lack of investigation by any of the parties hereto. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

      11.7 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Louisiana applicable to contracts made in that State.

      11.8 Binding Effect; Benefit; Relationship. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The relationship of Seller and Purchaser is strictly that of vendor and vendee, and nothing in this Agreement, express or implied, shall be deemed or construed to make Seller and Purchaser partners, joint venturers, or principal and agent in the conduct of their respective businesses.

      11.9 Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party, except that at or prior to the Closing Purchaser may assign its rights and delegate its duties under this Agreement to one or more Affiliate entities and may assign its rights under this Agreement to its lenders for collateral security purposes, and after the Closing Purchaser may assign its rights and delegate its duties under this Agreement to any third party.

      11.10 Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

      11.11 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

       11.12 Construction. This Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

      11.13 Letter of Intent. By their execution of this Asset Purchase Agreement, Seller and Purchaser hereby waive and release each other from any default or claim of default they may have against the other under the Letter of Intent between Seller and Purchaser dated August 21, 1997, as amended.

                             SELLER:

      THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at Lake Charles, Louisiana on this 30th day of September, 1997.


WITNESSES:                          LAKESHORE  HOTELS,  LTD.,   a
Louisiana
                                   partnership in commendam

                                   By:
                                   Name:
                                   Title:


                                                  _
                          NOTARY PUBLIC


                           PURCHASER:

      THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at Lake Charles, Louisiana on this 30th day of September, 1997.

WITNESSES:                         PLAYERS INTERNATIONAL, INC., a
                                   Nevada corporation


                                   By: /s/ Patrick Madamba, Jr.
                                   Name:  Patrick Madamba, Jr.
                                   Title: Vice President



                          NOTARY PUBLIC
                             JOINDER


      The  undersigned  hereby  join in  the  execution  of  this
Agreement,   simultaneously  with  Seller,  to   evidence   their
agreement to be bound by the provisions of Section 1.6  hereof:

      THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at Lake Charles, Louisiana on this 30th day of September, 1997.

WITNESS (as to all signatures)

                                   /s/ Ted W. Price, Sr.
                                   Ted W. Price, Sr.

WITNESS (as to all signatures
                                   /s/ Ted W. Price, Jr.
                                   Ted W. Price, Jr.



                                   /s/ Robert W. Price, Sr.
                                   Robert W. Price, Sr.



                                   /s/ Robert W. Price, Jr.
                                   Robert W. Price, Jr.



                          Notary Public

                         SCHEDULE 1.2(c)


                   Description of Real Estate

That certain tract or parcel of land situated in Section 31, Township 9 South, Range 8 West, Calcasieu Parish, Louisiana and being more particularly described as follows to wit;

For a point of commencement, begin at the Southeast corner of Block 30 of Thomas Bilbo and Ann Lawrence subdivision in the City of Lake Charles, Louisiana;

Thence West along the North right-of-way line of Lawrence Street and along the West prolongation of the North right-of-way line of Lawrence Street 450.0 feet to a point in the West right-of-way line of U.S. Highway No. 90-business route and/or the West right-of-way line of Orange Street (abandoned) projected South;

Thence West 60.0 feet along the agreement boundary line between the State of Louisiana and the J.A. Bel Estate;

Thence North 57 50' 00" west 451.25 feet along the said agreement line to the point of beginning of the tract herein described:

Thence North 31 56' 05" East 250.94 feet (Call - North 32 10' 00"
East 249.49 feet) to a point 10 feet West of the West line of block 34 of Thomas Bilbo and Ann Lawrence subdivision;

Thence North 00 10' 55" West 148.03 feet (Call - due North 148.03 feet);

Thence  North  89 49' 05" East 80.0 feet (Call -  due  East  80.0 feet);

Thence North 00 10' 55" West 96.6 feet (Call - North 96.6 feet) more or less, to a point on the South right-of-way line; of U.S.
Highway No. 90-business route;

Thence Westerly on the said right-of-way line along the arc of a curve having a radius of 355.0 feet (the chord of which bears North 76 54' 55" West and measures 47.68 feet), (the chord of which has a call of North 76 44' 00" West), a distance of 47.72 feet;

Thence North 83 45' 55" West 98.46 feet (Call - North 83 35'  00"
West 98.46 feet) along said South right-of-way line;

Thence North 80 34' 29" West 556.94 feet (Call - North 80 35' 00"
West 560.4 feet) along said South right-of-way line;

Thence South 06 13' 00" West 337.08 feet (Call - South 06 10' 00"
West 337.00 feet) to the agreement boundary line between the State of Louisiana and the J.A. Bel Estate;

Thence South 80 14' 37" East 201.0 feet (Call - South 80 35'  00"
East 200.00 feet) along said agreement line;

Thence South 57 50' 00" East 378.25 feet along said agreement line to the point of commencement.

Containing 5.80 acres, more or less.

                         SCHEDULE 1.3(g)

                      Other Excluded Assets




                              NONE.
                         SCHEDULE 1.4(a)

                      Permitted Exceptions


1.  The  effects  of a Boundary Agreement between Earl  K.  Long,
    Governor  of  the State of Louisiana, et al and  John  Albert
    Bel,  et al. filed July 26, 1951, recorded in Conveyance Book
    498, Page 276.

2.  Servitude   from  Lakeshore  Hotels,  Ltd.  to  Gulf   States
    Utilities  Company  dated September  10,  1981,  recorded  in
    Conveyance Book 1643, Page 605.

3.  Right  of Way from Lake Charles Hilton to South Central  Bell
    Telephone  Company  dated  October  27,  1981,  recorded   in
    Conveyance Book 1656, Page 138.

4.  Servitude  from Lakeshore Hotels, Ltd. to the  City  of  Lake
    Charles  dated  August 2, 1996, recorded in  Conveyance  Book
    2571, Page 372.

5. Ad valorem property taxes for the current tax year, to the extent not yet due and payable.

6. Such encrouchments as may be reflected on Purchaser's title survey for the Real Estate, so long as the same do not interfere with Purchaser's intended use or occupancy of the Real Estate.

                      DISCLOSURE SCHEDULE
     Attached to and Made Part of Asset Purchase Agreement between Lakeshore Hotels, Ltd., as Seller, and Players Internati onal, Inc., its assignee or designee, as Purchaser

4.3(b)         Title Exceptions (other than Permitted Liens)

               - NONE -

               Equipment Leases & Installment Payment Agreements

                     -NONE,  except as disclosed in  Schedule  of
               Contracts   attached  hereto   (referenced   under
               Section 4.3(k) hereof)

4.3(g)           Financial   Statements  of   Seller   (delivered
          separately)

                     -  Audited  Financial  Report  of  Lakeshore
               Hotels,  Ltd.  for  1996  and  1995  prepared   by
               McElroy, Quirk and Birch
                     -  Audited  Financial  Report  of  Lakeshore
               Hotels,  Ltd.  for  1995  and  1994  prepared   by
               McElroy, Quirk and Birch
                     -  Audited  Financial  Report  of  Lakeshore
               Hotels,  Ltd.  for  1994  and  1993  prepared   by
               McElroy, Quirk and Birch
                     -  Audited  Financial  Report  of  Lakeshore
               Hotels,  Ltd.  for  1993  and  1992  prepared   by
               McElroy, Quirk and Birch

4.3(h)         Interim Financial Statements

                -  Seller-prepared Profit and Loss Statement  for
          1/1/97 through 7/31/97

4.3(i)         Permits

          1. State Dept. of Revenue and Taxation, Office of Alcoholic Beverage Control Permit to Sell Alcoholic Beverages; expires November 30, 1997; Serial No. 226928, Permit No. 10000052 (Issued to: Hotel Management & Development, Inc.; Holiday Inn Lake Charles)

          2. City of Lake Charles Permit to Sell Alcoholic Beverages; expires 12/31/97; No. 2881, Account No. 4426 Class A Retail Dealer Liquor (Issued to: Hotel Management & Development, Inc.; Holiday Inn Lake Charles)

          3.    City  of  Lake Charles Permit to  Sell  Alcoholic
          Beverages; expires 12/31/97; No. 2869 Account No.  4226
          Class A Retail Dealer Beer (Issued to: Hotel Management
          & Development, Inc.; Holiday Inn Lake Charles)

          4. State Department of Health and Hospitals, Office of Public Health Permit to Operate Any Permanent Bar/Lounge; expires 6/30/98; Permit No. 10-1522,
          Class 7, Operations Type 226 (Issued to: Lakeshore Hotels, Ltd. - Riverboat Magic) (Last Inspection Report 7/25/97)

          5. State Department of Health and Hospitals, Office of Public Health Permit to Operate Any Permanent Food Service Establishment; expires 6/30/98; Permit No. 10-1522, Class 7, Operations Type 225 (Issued to Lakeshore Hotels, Ltd. - Riverboat Magic) (Last Inspection Report 7/25/97)

          6.    City of Lake Charles Occupational License  Tax  -
          proof  of  payment for Restaurant; Lic.  Tax  No.  2413
          (Issued  to:  Hotel  Management  &  Development,  Inc.;
          Holiday Inn-Lake Charles)

          7. City of Lake Charles Occupational License Tax - proof of payment for Motel; Lic. Tax No. 2789 (Issued to: Hotel Management & Development, Inc.; Holiday
          Inn-Lake Charles)

          8.     U.S.  Army  Corps  of  Engineers  Permit;  dated
          March 13, 1996 (Issued to:  Lakeshore Hotels, Ltd.)

4.3(k)         Contracts, Leases, and Agreements

               (Schedule attached hereto)

4.3(m)    Commissions or Referral Fees

                -10%  Travel  Agent Commissions paid  to  Holiday
          Hospitality

                -Credit  Card  Commissions:
                              American  Express   2.8%
                              Diners Club         2.8%
                              Visa                1.5%
                              MasterCard          1.6%
                              Discover            1.7%



4.3(n)         Employees

               (List and Payscale attached hereto)

4.3(o)              Litigation, Proceedings, GovernmentalInvestigations

                     1.    Katherine T. Hoffman et al.  v.  Hotel
               Management & Development, Inc, Ted W. Price,  Sr.,
               Ted  W.  Price,  Jr., Robert W.  Price,  Sr.,  and
               Robert W. Price, Jr., Case No. 87-52127

                     2.    Rose Perkins - SETTLED BUT INSUROR  IN
               RECEIVERSHIP

                    3.   Ida Antoine - IN LITIGATION

                    4.   Rose Gallien - IN LITIGATION

                    5.    Additional General Liability,  Workers
               Compensation and other Claims as Shown on the Attached Schedules.

4.3(r)         Notices of Violation

               - NONE -

4.3(s)         Notices of Violation (Environmental)

               - NONE -

               Environmental Permits

               - NONE -

                           SCHEDULE OF
                 CONTRACTS, LEASES, AGREEMENTS


               1. (a) Franchise License Agreement dated 4/14/92 for Holiday Inns franchise
                      (b)    General  Data  Agreement  dated
               4/30/92 for Holidex 2000 Reservation System
                         Each will terminate and be replaced
               in connection with execution of New License Agreement by Purchaser and Holiday Inns.

          2.    Furniture, Fixtures, and Equipment  Lease  -
          effective   10/1/90   between   Seller   and   the
          Individuals _
                          Will terminate prior to Closing as
               provided under Section 1.6 hereof.

          3. Westinghouse Elevator Co. Hydraulic Elevator Preventive Maintenance Agreement
                          Terminable  on at least  90  days'
               written notice prior to 12/1 of each year
                            Assignable   on    consent    of
               Westinghouse after notice

          4.     Auto-Chlor   System   Equipment   Agreement
          (laundry)
                         Dated 2/9/96
                          Lease of 3 pieces of equipment and
               agreement for provision of cleaning services
                         Month to month
                          Terminable  on at least  30  days'
               written notice and must return equipment
                         Assignable on prior written consent
               of Auto-Chlor

          5.     Auto-Chlor   System   Equipment   Agreement
          (housekeeping)
                         Dated 2/9/96
                          Lease  of  1  piece of  equipment,
               agreement for provision of cleaning agents
                         Month to month
                          Terminable  on at least  30  days'
               written notice and must return equipment
                         Assignable on prior written consent
               of Auto-Chlor


          6.    Auto-Chlor System Dishwashing Machine  Lease
          Agreement
                         Dated 2/30(?)/97
                          Terminable  on at least  60  days'
               written notice prior to anniversary date. Valid termination if notice can be given by 12/31/97
                         Assignability not addressed

          7. Coin Operated Machine and Space Lease dated 1/22/92 between Jackpot Novelty, Inc. and Hotel Management & Development, Inc.
                         TERMINATED 11/8/96:  month-to-month
               only
                          To be fully terminated and release
               obtained prior to Closing

          8. (a) Management Agreement dated _______ with Hotel Management & Development, Inc.
                (b) Agreement dated 8/18/93 between Lakeshore Hotels ("LSH") and Hotel Management and Development ("HMD")
                         Contracts with Affiliate of Seller
                          Each  to  be fully terminated  and
               release obtained prior to Closing

          9.   Cellular One Mobile Telephone Agreement
                         REVERSE SIDE NOT PROVIDED
                          Billing activation date 6/29/94  -
               monthly billing
                         Terminable if cancelled thirty (30)
               days before "contract renewal date" or automatically renews for one (1) year
                           $200  cancellation  fee  if   not
               cancelled properly

          10.   Waste  Management  of Lake  Charles  Service
          Agreement dated 6/1/92
                          Terminable on at least sixty  (60)
               days prior written notice to 6/5/98
                           If   not   terminated   properly,
               liquidated damages payable (max: monthly fee x 6)
                         Trash bin must be returned
                         Assignability not addressed

          11. Communications Services, Inc. - Bulk Rate Agreement dated 2/1/97 (Cable TV)
                         Cable TV for hotel
                         Liquidated damages
                          References "Access Agreement"  but
               we do not have this
                           Not   signed   by   Communication
               Services
                           Terminable  only  with  cause   -
               expires 1/1/99
                         Assignability not addressed

          12.    Communications   Services,   Inc.   Service
          Agreement dated May 5, 1997 (Background Music)
                         Expires after 36 mos.
                          Terminable  with at  least  ninety
               (90) days prior written notice to expiration date - will automatically renew if no notice
                         Assignability not addressed
                         Must return equipment

          13. Satellite Programming License (HBO, Showtime) with World Cinema, Inc.
                          Not terminable - appears to expire
               three (3) years after first day of Exhibition of programming (Unknown)
                          Assignable with written consent of
               World Cinema

          14.   Plant  Lease  dated  6/30/96  with  Kuntry's
          Interior Landscaping
                           Terminable  on  30  days  written
               notice, but may have 1-year minimum
                         Assignable on notice to and consent
               of Kuntry's

          15.   Tel-Comm  Communications  Consultants,  Inc.
          (Telephone  Traffic  Aggregator;  Contract   dated
          8/7/96)
                         36-month intial term
                         No termination or assignment rights

          16.       XETA      Corp.     (Call     accounting
          equipment/software; Contract dated 2/20/97)
                         1 year term
                         No assignment or termination rights

NO COPIES PROVIDED OF THE FOLLOWING:

          17. Standard Coffee (Coffee urns; No written agreement exists)

          18. Southwest Bar Needs, Inc. (Orange juice machine; No written agreement exists)

          19. Waffles of Louisiana, Inc. (Waffle irons; No written agreement exists)

          20. Eco-Lab (Pest Control; Terminable on 30 days written notice)

          21.   Travel  Agent  Commissions (10%  commissions
          paid to Holiday Hospitality)
          22.    Mercury   Cellular  (Pagers;   No   written
          agreement exists)

          23. Techtronics (Service Agreement for 5 copy machines; terminable on 90 days prior written notice)

          24.   CK  &  Associates (Engineering/Environmental
          Consultants for Grease Trap; No written agreement exists)

          25.   Brian  Ezell Services (Telephone Maintenance
          Services; No written agreement exists)

          26. Bell South, Inc. (Pay phones on premises; No written agreement exists)


          27. General Vending & Sales, Inc. (7 vending machines; No written agreement exists)

          28.   Lake  Charles  Coca-Cola Bottling,  Inc.  (9
          soft-drink machines; No written agreement exists)